CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.
                                                                   EXHIBIT 10.19

                               THIRD AMENDMENT TO
                    GTIS MASTER OPTION AND LICENSE AGREEMENT

         This third amendment agreement (the "Third Amendment") is made and entered into this 12th day of March, 1998, by and among MIDWAY GAMES INC. ("MIDWAY"), a Delaware corporation with offices at 3401 North California Avenue, Chicago, Illinois 60618 and MIDWAY HOME ENTERTAINMENT INC. (formerly Williams Entertainment Inc. and referred to herein as "Midway Home Entertainment"), a Delaware corporation with offices at 1800 South Business Highway 45, Corsicana, Texas 75110, and GT INTERACTIVE SOFTWARE CORP. ("GTIS"), a Delaware corporation with offices at 417 Fifth Avenue, New York, New York 10016.

                              W I T N E S S E T H:

         WHEREAS, on December 28, 1994 WMS Industries Inc. and certain of its wholly-owned subsidiaries comprising the WMS Group and GTIS entered into the GTIS Master Option and License Agreement (the "GTIS Master PC Agreement") pursuant to which WMS granted to GTIS certain rights with respect to the manufacture, distribution and sale of versions of Games for use on Designated Multipurpose Computer Platforms; and

         WHEREAS, on March 31, 1995 and on March 27, 1996, GTIS and members of the WMS Group entered into an Amendment and a Second Amendment to the GTIS Master PC Agreement (respectively, the "First Amendment" and the "Second Amendment"); and

         WHEREAS, on July 1, 1996 WMS and Williams Electronics Games, Inc. assigned their rights and delegated their obligations under the GTIS Master PC Agreement together with substantially all other assets and liabilities comprising the video game business of WMS to its then wholly-owned subsidiary, Midway; and

         WHEREAS, GTIS, Midway and Midway Home Entertainment desire to amend further the GTIS Master PC Agreement as provided herein;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

              1. Definitions. Capitalized terms used, but not otherwise defined or revised herein, shall have the meanings ascribed to such terms in the GTIS Master PC Agreement or the form of Home Computer Software Distribution and License Agreement which is annexed to the GTIS Master PC Agreement as Exhibit A.

              In addition, Section 1 of the GTIS Master PC Agreement shall be amended to add or replace definitions as follows:

                   1.1 "Delivery Date" shall have the meaning provided in
Section 6 below.

                   1.2 "Designated Multipurpose Computer Platforms" shall


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mean IBM PC or Apple Macintosh or other compatible multipurpose home computers which utilize floppy disks or CD-ROMS or other stand alone devices which may hereafter replace or supplement floppy disks or CD-ROMS in all operating systems now known or hereafter developed or designed for use on the aforesaid multipurpose home computers. Designated Multipurpose Computer Platforms shall not for purposes of this Agreement include (a) dedicated home game systems, such as those marketed by Nintendo(R), Sega(R), Atari(R), Sony(R), etc. or (b) On-Line Games.

                   1.3 All references to "Early Termination Event" shall be deleted.

                   1.4 All references to "Extension Event" shall be deleted.

                   1.5 "Foreign Rights Only Games" shall have the meaning provided in Section 3 below.

                   1.6 "Game" shall mean any coin-operated video game (including kits), any home video game and any On-Line Game, released by any member of the Midway Group or by any licensee of the Midway Group for sale in commercial quantities in the normal course of business; provided, however, that Game shall not include any Atari Game. Home video games shall include games designed for play on dedicated home systems, such as those marketed by Nintendo, Sega, Atari, Sony, etc. as well as on multipurpose home computers, such as those marketed by IBM and Apple.

                   1.7 "Marketing Area" shall have the meaning provided in Schedule C to the form of Home Computer Software Distribution and License Agreement annexed as Exhibit A hereto.

                   1.8 "New Game Option Notice" shall have the meaning provided in Section 4 below.

                   1.9 "New Games" shall have the meaning provided in Section 3 below.

                   1.10 "New PC Titles" shall have the meaning provided in
Section 3 below.

                   1.11 "North America" shall mean (a) the United States of America, its territories, possessions, and United States military installations worldwide, (b) Canada and (c) Mexico.

                   1.12 "On-Line Games" shall mean games which require access to on-line services, including, without limitation, the Internet, as a substantial element of the game and which may not be played without such on-line access, whether or not such games also require the use of floppy disks or CD-ROMS or other stand alone devices or storage media in order to be played.

                   1.13 "PC Option Expiration Date" and "PC Extended Expiration Date" shall have the meanings set forth in Section 2 below.

                   1.14 "Pre-Existing Third Party Materials" shall have the meaning provided in Section 4 below.

                   1.15 "Reduction Amount" shall have the meaning


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provided in Section 7 below.

                   1.16 "Required Foreign Release Date" shall have the meaning provided in Section 6.1 below.

                   1.17 "Special Marketing Areas" shall have the meaning provided in Section 6 below.

                   1.18 "Unaccepted PC Projects" shall have the meaning provided in Section 3 below.

                   1.19 "Unrecouped Balance" shall have the meaning provided in
Section 2.2 below.

                   1.20 "Worldwide Rights Games" shall have the meaning provided in Section 3.5 below.

                   1.21 With respect to periods from and after July 1, 1996, unless the context shall otherwise require, "WMS Group" shall be replaced by reference to "Midway Group," which shall mean Midway or Midway Home Entertainment Inc. or any subsidiary, affiliate or other entity, a majority of whose capital stock is owned directly or indirectly by Midway or with respect to which during the term of the GTIS Master PC Agreement, Midway, directly or indirectly, has the legal power, without the consent of any third party, to direct the acquisition of rights to or exploitation of Games on Designated Multipurpose Computer Platforms. With respect to periods from and after July 1, 1996, unless the context shall otherwise require, "WMS" shall be replaced by reference to "Midway." For purposes of clarification, any entity a majority of whose capital stock is acquired by Midway shall not be deemed a member of the Midway Group with respect to periods preceding the date on which Midway acquired such capital stock, and (i) coin-operated video games (including kits), home video games or On-Line Games which were released by such acquired entity prior to its date of acquisition by Midway shall not be deemed to constitute Games First Released by the Midway Group unless such coin-operated video games, home video games or On-Line Games are subsequently released by a member of the Midway Group (which shall include such acquired entity), and (ii) coin-operated games (including kits), home video games or On-Line Games which are released by such acquired entity on or after its date of acquisition by Midway shall be deemed to be Games First Released by the Midway Group (which shall then include such acquired entity) and shall be available for license by GTIS (subject to all limitations and contractual agreements theretofore entered into by such acquired entity prior to the date of its acquisition by Midway, including any limitations on the Midway Group's right to sublicense or subdistribute such Games). (As used in the preceding sentence, the term "home video games" shall have the meaning provided in the second sentence of Section 1.6 above.)

              2. Elimination of Extension Events and Early Termination Events. The GTIS Master PC Agreement shall be amended to eliminate provisions relating to (a) "Extension Events" (as such term is defined in Section 2 of the First Amendment) and (b) the "Early Termination Event" (as defined in Section 3 of the Second Amendment).

                   2.1 Anything in the GTIS Master PC Agreement (as amended by the First Amendment and the Second Amendment) to the contrary notwithstanding, the Initial Option Period shall expire on March 31, 2000 (and shall not be extended by any Extension Events.) However, if the Atari Advance (as such term is defined in Section 3 of the Second Amendment) has not been fully recouped by the expiration date of the Initial Option Period, i.e. March 31, 2000 (which date shall hereinafter be referred to as the "PC Option Expiration Date") such PC Option Expiration Date shall be extended to a date which is the earlier to occur of (i) two (2) years from the PC Option Expiration Date, i.e. March 31, 2002, or (ii) the date on which the Atari


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Advance is fully recouped (which extended expiration date shall be referred to as the "PC Extended Expiration Date"). In determining whether the Atari Advance has been fully recouped, amounts owed by GTIS but not yet reported, paid or credited to the Atari Group as well as any unrecouped portion of the Atari Advance which has otherwise actually been paid to GTIS by Midway of the Midway Group shall be deemed recouped by GTIS. The second paragraph of Section 2.1 of the GTIS Master PC Agreement, as amended and restated in Section 2 of the First Amendment, is hereby deleted, and (except only as provided in the following sentence) nothing herein or in the GTIS Master PC Agreement or in any other agreement between the parties shall be deemed to require the parties to negotiate with respect to or enter into any agreement with respect to an extension or further extension of the term of the GTIS Master PC Agreement for periods following the expiration of the term hereof. Notwithstanding the foregoing, however, prior to the termination of the Initial Option Period, Midway shall not actually enter into or publicly announce the execution of a definitive, binding written agreement with a third party or parties (a "New Third Party License Agreement") relating to the granting of licenses for the manufacture, distribution, sale or other exploitation of any Games designed for play on Designated Multipurpose Computer Platforms outside of North America and Japan which are to be First Released following the expiration of the Initial Option Period (and which are not available for license by GTIS under the GTIS Master PC Agreement) unless Midway shall have first offered to GTIS a right (a "Matching Right") to enter into a distribution and license agreement with Midway for the manufacture, distribution, sale or other exploitation of such future Games outside of North America and Japan following the expiration of the Initial Option Period on the same terms and conditions as are set forth in the New Third Party License Agreement. Midway shall give written notice to GTIS at least ten
(10) days prior to its execution of any such New Third Party License Agreement, and shall deliver to GTIS a copy thereof. GTIS may then exercise its Matching Right by written notice to the Midway Group given within seven (7) business days following its receipt of such copy of the New Third Party License Agreement. In the event that GTIS exercises its Matching Right within such seven (7) business day period, Midway and GTIS will then execute a definitive distribution and license agreement in the form of the New Third Party License Agreement (except with changes of the names of the parties and similar conforming changes) within eight (8) business days thereafter. If for any reason the parties shall fail to execute such definitive distribution agreement, as contemplated herein, the Matching Right shall terminate.

         For the sake of clarity and the avoidance of doubt, (a) nothing herein is intended to limit the Midway Group itself or through any affiliated entity, in retaining and exploiting any rights with respect to any future Games which are to be First Released following the expiration of the Initial Option Period and no Matching Right shall in any way apply thereto, and (b) no negotiations, proposals, agreements in principle, discussions or communications of any kind or nature, written or oral, between the Midway Group and any third party or parties, whether occurring before or after the expiration of the Initial Option Period, relating to the granting of licenses for the manufacture, distribution, sale or other exploitation of any future Games designed for play on Designated Multipurpose Computer Platforms outside of North America and Japan following the expiration of the Initial Option Period shall be deemed to create any Matching Right on the part of GTIS. The parties acknowledge that Midway shall have the absolute right to enter into a definitive distribution and license agreement in any form whatsoever with any third party at any time following the expiration of the Initial Option Period and GTIS shall have no Matching Right with respect thereof. For purposes hereof, Midway shall not be deemed to have publicly announced the execution of a definitive New Third Party License Agreement unless Midway shall have specifically issued a press release or cooperated with the issuance of a press release or provided other authorized information to the public or the media with respect thereto, but no news article or other information disseminated by third parties without Midway's participation shall be deemed to create any Matching Right as contemplated hereunder.

                   2.2 If the Option and Advance Fee (as reduced by the Reduction Amount as provided in Section 7 below) has not been fully recouped prior to the PC Option Expiration Date or, if applicable, the PC Extended Expiration Date, then Midway will pay to GTIS the remaining balance of such Option and Advance Fee which is unrecouped as of such date (the "Unrecouped Balance"), without interest thereon. In determining the Unrecouped Balance, amounts owing by GTIS but not yet reported, paid or credited shall be deemed to have been recouped by GTIS. Payment of the Unrecouped Balance will be made within thirty (30) days following Midway's receipt of royalty reports (which are complete and accurate in all material respects) pursuant to Section 6 of all Home Computer Software Distribution and License Agreements with respect to all quarterly periods during the Initial Option Term (i.e., all periods prior to the PC Option Expiration Date or PC Extended Expiration Date, as the case may be).

                   2.3 Section 4 of the Second Amendment, including, without limitation, all references therein to an "Early Termination Event" (and in the definitional Section 1.2(a) of Section 3), is hereby deleted in its entirety. Midway confirms that its right to effect a surrender to Warner Communications of all of the outstanding stock of AGC under the Stock Purchase Agreement has terminated and is no longer in effect.

              3. Termination of Option to License Games for North America and Japan. Anything in the GTIS Master PC Agreement to the contrary notwithstanding, GTIS shall no longer have a first option to acquire a license to manufacture, distribute and sell versions of the Games for play on Designated Multipurpose Computer Platforms (a) in North America and, (b) from and after March 27, 1998, in Japan (notwithstanding any provisions of the Japan Territory Agreement to the contrary and without regard to satisfaction of any further terms or conditions set forth therein), with respect to: (i) multipurpose home computer games which were not under development by the Midway Group or the WMS Group, as the case may be, prior to August 1, 1997, or for which the Midway Group or the WMS Group, as the case may be, had not made development advances prior to August 1, 1997 ("New PC Titles"), (ii) Games which were available for license by GTIS in accordance with Sections 2.4 or 2.5 of the GTIS Master PC Agreement as of the date hereof (i.e., Games which were subject to a written notice of availability given to GTIS by the Midway Group or the WMS Group, as the case may be, prior to the date hereof and which, as of the date hereof, have not been rejected by GTIS or the period during which GTIS' option to license such Game has not expired), but which GTIS had not accepted as of the date hereof ("Unaccepted PC Projects"), or
(iii) any new Games, whether or not GTIS shall have exercised its option to license such Games prior to the date hereof, First Released by the Midway Group or the WMS Group after March 1, 1997 ("New Games"). (New PC Titles, Unaccepted PC Projects and New Games are hereinafter sometimes referred to collectively as "Foreign Rights Only Games"). Unless the parties shall agree otherwise in writing, there shall be excluded from Foreign Rights Only Games any New PC Titles, Unaccepted PC Projects and New Games which have heretofore been offered to GTIS and which GTIS has declined to accept, or for which the period during which GTIS had the right pursuant to Sections 2.4 and 2.5 of the GTIS Master PC Agreement to accept such Games has expired. For clarification purposes, notwithstanding the termination of the Japan Territory Period, (i) Home Computer Software Distribution and License Agreements entered or deemed entered into prior to the termination of the Japan Territory Period (i.e., on or before March 27, 1998) and still in effect on March 27, 1998 shall continue for their term, and (ii) Games which are available for license



                                       5
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by GTIS in accordance with this Agreement as of March 27, 1998 (i.e., Games which were subject to a New Game Option Notice given or to be given to GTIS by the Midway Group or the WMS Group, as the case may be, prior to March 27, 1998, and which, as of such date have not been rejected by GTIS or the period during which GTIS' option to license such Game has not expired) shall continue to be available for license by GTIS in Japan in accordance with the terms of this Agreement and the related Home Computer Software Distribution and License Agreement.

                   3.1 Section 2.1 of the GTIS Master PC Agreement (as amended herein and pursuant to the First Amendment) shall be further amended to provide that GTIS shall have a first option to acquire a license, in the form of the Home Computer Software Distribution and License Agreement (as amended pursuant to Section 3.3 below), to manufacture, distribute and sell outside of North America and, from and after March 27, 1998, outside of Japan, versions of Foreign Rights Only Games which become Accepted Games prior to the PC Option Expiration Date or, if applicable, the PC Extended Expiration Date, for use solely on Designated Multipurpose Computer Platforms, provided that such Foreign Rights Only Games are First Released by the Midway Group or its licensees in North America for play on Designated Multipurpose Computer Platforms prior to such PC Option Expiration Date or Extended Expiration Date, as the case may be.

                   3.2 Section 2.2 of the GTIS Master PC Agreement shall be amended to provide that the Midway Group shall not grant a license to any third parties to manufacture, distribute and sell versions of a Foreign Rights Only Game in the Licensed Territory, if such Foreign Rights Only Game would be subject to GTIS' first option to manufacture, distribute and sell versions of such Foreign Rights Only Game in the Licensed Territory on Designated Multipurpose Computer Platforms, until such time as GTIS shall have declined to acquire a license, or the option periods specified in Sections 2.4 or 2.5 of the GTIS Master PC Agreement, whichever is applicable, shall have expired or the applicable Home Computer Software License Agreement shall otherwise permit. GTIS understands, acknowledges and agrees that (a) with respect to Foreign Rights Only Games manufactured by the Midway Group under license from or which are purchased or otherwise acquired from third parties, the rights granted by the Midway Group to GTIS (i) cannot exceed the rights obtained by the Midway Group with respect to such Foreign Rights Only Games, (ii) will be limited to the Licensed Territory, and (iii) are subject to all limitations imposed on the Midway Group and are subject to all contractual agreements theretofore entered into by such third party licensors or other transferors, including limitations on the Midway Group's right to sublicense or subdistribute, and the form of Home Computer Software Distribution and License Agreement will be deemed modified to the extent so required; (b) although the Midway Group is developing Games in the normal course of business, the Midway Group is under no obligation to develop Games or to present any minimum number of Games to GTIS under the GTIS Master PC Agreement; and (c) under agreements entered into prior to December 28, 1994 Midway/Nintendo Inc. (a joint venture company owned by Midway and Nintendo Co., Ltd.) has been granted certain rights with respect to certain coin-operated games. If the Midway Group develops any Game internally, then the Midway Group shall, subject to all of the provisions of the GTIS Master PC Agreement, including without limitation the provisions of Sections 2.1, 2.2, 2.4 and 2.5 thereof (as heretofore or herein amended), and Sections 4 and 5.5 below, offer to license the Game to GTIS for exploitation throughout the Licensed Territory in accordance with the terms of the GTIS Master PC Agreement as heretofore and herein amended. The Midway Group also agrees to use its best efforts to acquire rights to exploit Games on Multipurpose Home Computer Platforms throughout the Licensed Territory when it acquires rights to exploit Games on Multipurpose Home Computer Platforms in North America, provided that the Midway Group shall not be obligated to acquire such rights if it determines, in its reasonable


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judgement, that such rights are not available on commercially acceptable terms or terms which, in the reasonable judgement of the Midway Group, would make it uneconomical for the Midway Group to acquire and license such rights to GTIS hereunder, having due regard for economic and other terms and conditions generally applicable to the acquisition of similar rights for comparable Games in the software industry. If the Midway Group shall determine that rights to exploit a Game for play on Multipurpose Home Computer Platforms throughout the Licensed Territory are not available in accordance with the preceding sentence, then the New Game Option Notice delivered by the Midway Group to GTIS with respect to such Game shall so indicate.

                   3.3 The form of the Home Computer Software Distribution and License Agreement with respect to all Foreign Rights Only Games and Section 4 Games shall be amended and restated as provided in Exhibit A hereto.

                   3.4 Anything herein or in the GTIS Master PC Agreement to the contrary notwithstanding, GTIS shall no longer have the first option to acquire a license to manufacture, distribute and sell versions of any Games for play on Designated Multipurpose Home Computers which (a) are Previously Developed Games listed on Schedule 1 to the GTIS Master PC Agreement, including any such Games which are re-released with new copyright notices or subsequent versions of any of such Previously Developed Games, except only to the extent that such Previously Developed Games constitute Worldwide Rights Games and are listed on
Schedule 1 hereto or (b) are not Foreign Rights Only Games (including Section 4 Games).

                   3.5 A list of those Accepted Games with respect to which GTIS shall continue to be entitled to manufacture, sell and distribute Licensed Products in all locations worldwide, including North America (subject to third party territorial limitations) ("Worldwide Rights Games"), pursuant to Home Computer Software Distribution and License Agreements is annexed hereto as
Schedule 1.

                   3.6 Midway and Midway Home Entertainment hereby represent and warrant that set forth on Schedule 2 annexed hereto is a complete list of all Games First Released (and the platform upon which the Game was First Released) by the Midway Group for the coin-operated, home video or On-Line markets after March 22, 1995.

              4. Games Which Are Not Developed by the Midway Group for Play on Designated Multipurpose Computer Platforms. With respect to Foreign Rights Only Games which have not heretofore been the subject of a written notice of availability given by the Midway Group to GTIS in accordance with Sections 2.4 or 2.5 of the GTIS Master PC Agreement, the Midway Group shall indicate, in its notice to GTIS pursuant to Section 2.4 or 2.5 of the GTIS Master PC Agreement (a "New Game Option Notice"), in addition to the information otherwise required to be provided therein (as amended hereby), whether the Midway Group intends to develop such Game for play in North America on a Designated Multipurpose Computer Platform (and if so, for which such Designated Multipurpose Computer Platform(s) (e.g., IBM, Macintosh, etc.) the Midway Group intends to develop such Game). If the New Game Option Notice shall indicate that the Midway Group does not intend to develop such Game for play in North America on a Designated Multipurpose Computer Platform (or on all Designated Multipurpose Computer Platforms which GTIS desires to license), then, notwithstanding the proviso at the end of Section 3.1 above, GTIS may elect to exercise its option to license such Game for play on a Designated Multipurpose Computer Platform by notice given in the manner and within the time specified in Section 2.4 or 2.5 of the GTIS Master PC Agreement. A Game which the Midway Group has indicated its intention not to develop for play in North America on a Designated Multipurpose Computer Platform is hereinafter

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referred to as a "Section 4 Game". Upon receipt of such notice from GTIS, the
Midway Group will provide to GTIS or to a third party developer selected by GTIS an IBM PC or compatible and/or Macintosh readable disc or discs containing the source code for such Section 4 Game and, if required by GTIS and available, samples of coin-operated game printed circuit boards, graphics, sound and music data, user instruction materials, and such other materials and technical support as are applicable and reasonably available to the Midway Group for the conversion or development of such Section 4 Game for play on the Designated Multipurpose Computer Platform. The obligation of the Midway Group to furnish such materials is subject to the timely execution of a confidentiality agreement between Midway and each third party developer, converter and/or translator involved in the development of the Section 4 Game in accordance with Midway's usual terms and conditions for confidentiality agreements with its developers and the requirements of any third party having rights in the Game. GTIS shall be solely responsible for developing, converting and localizing such Section 4 Games for play on the Designated Multipurpose Computer Platform and shall bear [*] of the development costs (including [*] of any advances) and Third Party Fees and Royalties and out-of-pocket expenses incurred in connection therewith. Without limiting the generality of the foregoing, GTIS shall be solely responsible for [*] costs of programming, artwork, music and sound effects and testing, whether such development work is performed by the Midway Group or third party developers, including language translation providers, which GTIS elects to engage for such purpose. None of such development costs and out-of-pocket expenses incurred by GTIS shall be recoupable or repayable to GTIS in any manner or for any reason. Any third party developer designated by GTIS to develop, convert and/or localize the Section 4 Game for play on the Designated Multipurpose Computer Platform shall be subject to the consent of the Midway Group, which consent shall not unreasonably be withheld or delayed. Prior to any manufacture, distribution or release of the Section 4 Game version by GTIS, GTIS shall furnish to the Midway Group a completed and functioning Technically Acceptable Master Disc (together with source code and all related development materials) for the Section 4 Game version for its prior written approval, which shall not unreasonably be withheld or delayed. The Midway Group shall own all copyrights, trademarks, intellectual property and code of such Game version, other than "Pre-Existing Third Party Materials" and generally available commercial software and any agreement between GTIS and any third party developer shall explicitly so provide. The Midway Group shall not, however, own the following (collectively, "Pre-Existing Third Party Materials"): pre-existing utilities which are proprietary to GTIS, its developers or their respective licensors and modifications thereto created during development of the Game version by GTIS and not derived from the intellectual property rights in the Game or any other materials furnished by the Midway Group. GTIS will grant or cause its third party developer and all licensors and others having rights to such Pre-Existing Third-Party Materials to grant to the Midway Group an irrevocable, worldwide, non-exclusive license with respect to such Pre-Existing Third Party Materials, in perpetuity, without payment of any royalties (except only the same per unit royalties, if any, as may be payable by GTIS to its unaffiliated third party developers or licensors for the use of such Pre-Existing Third Party Materials in connection with sales by GTIS of the Game version), with the right to sublicense, to reproduce, display, perform, distribute, make derivative works of, make, sell and otherwise use such Pre-Existing Third Party Materials in connection with the development, reproduction, manufacture, marketing, sale, distribution, display, performance, licensing and other exploitation of the Game version and sequels, conversions or adaptations (e.g., to other game

--------
* Certain information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

platforms), or other software derivative works of the Game version or Game, and any agreement between GTIS and any third party developer shall contain any provisions necessary for GTIS to grant such license. With respect to any generally available commercial software which is used in developing the Section 4 Game version, GTIS shall identify such commercially available software and the means by which it was used in connection with the Section 4 Game version at the time that GTIS delivers the Technically Acceptable Master Disc to the Midway Group as provided above, rather than providing the source code of such software (or the executable form of such software other than as found in the Technically Acceptable Master Disc).

              5.   Development of Foreign Rights Only Games.

                   5.1 Sections 2.4 and 2.5 of the GTIS Master PC Agreement are amended to provide that, except as provided above with respect to Section 4 Games, GTIS shall not be required to pay to the Midway Group [*] portion of the Midway Group's costs of code development for Foreign Rights Only Games. GTIS shall be solely responsible for contracting with third party developers (including, without limitation, the Midway Group) and language translation providers which it elects to engage to translate and localize Foreign Rights Only Games and, subject to the obligations of the Midway Group to encode language translations on a new Technically Acceptable Master Disc pursuant to
Section 10 of the Home Computer Software Distribution and License Agreement, GTIS shall bear [*] of the costs and out-of-pocket expenses incurred in connection therewith, none of which costs shall be recoupable or repayable to GTIS in any manner or for any reason. Any third party developer designated by GTIS to translate and/or localize the Game for play on the Designated Multipurpose Computer Platform shall be subject to the consent of the Midway Group, which consent shall not unreasonably be withheld or delayed.

                   5.2 Anything to the contrary in Sections 2.4 or 2.5 of the GTIS Master PC Agreement notwithstanding, all New Game Option Notices given by the Midway Group to GTIS with respect to Foreign Rights Only Games need not set forth a proposed budget for developing a Technically Acceptable Master Disc for such Game for play on Designated Multipurpose Computer Platforms or the identity of the Midway Group's proposed developer or developers. The Midway Group shall not be required to afford GTIS an opportunity to consult with the Midway Group prior to the Midway Group determining the proposed budget, time frame and developers.

                   5.3 If the Midway Group shall notify GTIS in writing that the Midway Group has determined to develop or acquire a Game for play on Designated Multipurpose Computer Platforms that it has not theretofore developed or acquired for the coin-operated or dedicated home game player market pursuant to
Section 2.5 of the GTIS Master PC Agreement, such notice shall describe in reasonable detail the proposed characteristics of the Game and shall set forth an estimated time frame for developing Technically Acceptable Master Discs for such Game for play on one or more Designated Multipurpose Computer Platforms. No estimated budgetary information need be given and GTIS shall have no responsibility to pay to the Midway Group [*] portion of the costs of code development with respect to the North American version of such Game. Each such notice given by the Midway Group to GTIS pursuant to Section 2.4 or 2.5 of the GTIS Master PC Agreement relating to a Game the rights to which are derived from a license or other agreement with a third party shall set forth a summary of any material limitations upon the

--------
* Certain information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

scope of the license in respect thereof which may be granted to GTIS hereunder, and the amount or method of determining third party royalties payable thereunder, but such notice need not include any terms of such license or other agreement to the extent that such terms are applicable only to platforms other than Designated Multipurpose Computer Platforms or territories outside of the Licensed Territory.

                   5.4 Sections 2.7, 2.8, 2.11 (as added in the Second Amendment), 2.12 (as added in the Second Amendment), and 2.14 (as added in the Second Amendment) of the GTIS Master PC Agreement shall not apply to Foreign Rights Only Games and are hereby deleted. Notwithstanding the foregoing, however, nothing herein or in the GTIS Master PC Agreement shall be deemed to prevent the Midway Group from electing to terminate development of a Game or a version of a Game designed for play on a specific Designated Multipurpose Computer Platform, including a Foreign Rights Game which has theretofore been the subject of a New Game Option Notice, at any time prior to the First Release of such Game or Game version if the Midway Group determines in its sole discretion that further development work is not technically feasible or economically desirable, provided that, the Midway Group shall not terminate the development by GTIS of a Section 4 Game. Anything herein or in the GTIS Master PC Agreement to the contrary notwithstanding, if the Midway Group does not actually First Release a Game on any platform notwithstanding its original intention to do so (and whether or not the Midway Group shall theretofore have furnished a New Game Option Notice to GTIS with respect to such Game), then any option to license the Game shall terminate and if GTIS has returned a New Game Option Notice electing to accept such Game, the Midway Group shall notify GTIS of its decision not to release the Game.

                   5.5 Anything herein (including without limitation anything in Section 5.4 above) to the contrary notwithstanding, if the Midway Group elects to terminate development of a Foreign Rights Only Game version for a Designated Multipurpose Computer Platform which has therefore been the subject of a New Game Option Notice and if the Midway Group has theretofore commenced and is then continuing to develop a version of such Foreign Rights Only Game for release on another home video game platform in North America, then (unless GTIS shall theretofore have declined to accept such Foreign Rights Only Game or the period during which GTIS had the right, pursuant to Sections 2.4 and 2.5 of the GTIS Master PC Agreement, to accept such Foreign Rights Only Game has expired) the Midway Group shall so notify GTIS in writing (a "Termination Notice"). GTIS shall then have the right upon written notice to the Midway Group (a "Notice of Assumption"), given within 30 days following its receipt of such Termination Notice, to assume the continued development of such Foreign Rights Only Game for the Designated Multipurpose Computer Platform (provided that such Foreign Rights Only Game version is being developed by the Midway Group internally and not under any license or other agreement with a third party, unless the Midway Group shall otherwise have the right to permit GTIS to assume the development of such Foreign Rights Only Game version) which shall thereupon be deemed and shall become a Section 4 Game. Nothing herein shall be deemed to require the Midway Group, when it acquires intellectual property or other rights from any third party in connection with a Foreign Rights Only Game, to also obtain the right to permit GTIS to assume the continued development of any Foreign Rights Only Game version for the Designated Multipurpose Computer Platform pursuant to this
Section 5.5. If GTIS shall elect to assume the development of a Foreign Rights Only Game version for the Designated Multipurpose Computer Platform pursuant to a Notice of Assumption, the Midway Group shall offer to make available to GTIS all materials and work in process to date relating to the development of such Foreign Rights Only Game version for the Designated Multipurpose Computer Platform, provided that GTIS shall have paid to the Midway Group the amount specified in the Termination Notice which shall represent [*] of the costs of development of the Foreign Rights Only Game version for the Designated Multipurpose Computer Platform and any advances of Third Party Fees and Royalties incurred or paid to the date of such Notice of Assumption. If GTIS shall be unwilling or fail to pay [*] development costs and advances of Third Party Fees and Royalties assumed by the Midway Group as specified in the Termination Notice, the Midway Group shall not be required to make available to GTIS any materials or work in process relating the development of the Foreign Rights Only Game version for the Designated Multipurpose Computer Platform. If GTIS shall have assumed the development of a Foreign Rights Only Game version for the Designated Multipurpose Computer Platform as provided in this Section
5.5 above, GTIS shall thereafter be solely responsible for payment of [*] Third Party Fees and Royalties with respect to such Game version.

              6. Marketing.

                   6.1 The Midway Group shall promptly notify GTIS in writing with respect to the date upon which the Midway Group shall have First Released an Accepted Game which is a Foreign Rights Only Game in North America for play on Designated Multipurpose Computer Platforms (the "Delivery Date"). Within ninety (90) days following its receipt of such notice and a Technically Acceptable Master Disc with respect to such Foreign Rights Only Game, GTIS shall notify the Midway Group whether it intends to release such Foreign Rights Only Game for play on Designated Multipurpose Home Computer Platforms in any or all of the following countries: Germany, France, the United Kingdom and Australia ("Special Marketing Areas"). Unless GTIS shall have advised the Midway Group that it does not intend to release such Foreign Rights Only Game in any of such Special Marketing Areas, GTIS shall commence actively marketing and selling such Foreign Rights Only Game in reasonable commercial quantities in such Special Marketing Areas and in all other Marketing Areas within six (6) months following such Delivery Date. If GTIS shall have notified the Midway Group that it does not intend to release an Accepted Game which is a Foreign Rights Only Game in any Special Marketing Areas or other Marketing Areas, or if GTIS or its sublicensees shall have failed to commence actively marketing and selling an Accepted Game which is a Foreign Rights Only Game in any Special Marketing Area or other Marketing Areas as of a date which is not later than six (6) months following the Delivery Date with respect to such Accepted Game (the "Required Foreign Release Date"), then the Midway Group shall have the right, in addition to any other rights which the Midway Group may have hereunder or under any Midway Home Computer Software Distribution and License Agreement, upon thirty
(30) days written notice to GTIS, to terminate GTIS' or its sublicensee's right to sell and distribute such Accepted Game in such Special Marketing Area or other Marketing Area. Notwithstanding the foregoing, if GTIS shall not have obtained from the Midway Group all key materials (i.e., the Technically Acceptable Master Disc, previously requested artwork for U.S. advertising, promotional materials and packaging) and all necessary approvals from third parties with respect to such Foreign Rights Only Game (despite GTIS' reasonable efforts to obtain or assist the Midway Group to obtain on GTIS' behalf such approvals) at least ninety (90) days prior to the Required Foreign Release Date, then such Required Foreign Release Date shall be extended until ninety (90) days following the date on which GTIS has obtained all such necessary key materials and third party approvals with respect to such Foreign Rights Only Game. If the Midway Group shall terminate GTIS' right to distribute an Accepted Game in a Special Marketing

--------
* Certain information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

Area or other Marketing Area as provided above, then such Special Marketing
Area or other Marketing Area shall be deemed excluded from the Licensed Territory with respect to such Accepted Game and the Midway Group shall (a) have the right to sell and distribute or enter into a sublicense agreement with a third party to sell and distribute such Accepted Game in such Special Marketing Area or other Marketing Area and (b) have no obligation to pay over or to account to GTIS with respect to any portion of the proceeds of sale of such Accepted Game by the Midway Group or its sublicensees in such Special Marketing Area or other Marketing Area.

              For purposes of documenting compliance with this Section 6, GTIS shall submit a report, as of a date six (6) months following the Delivery Date, listing the Special Marketing Areas and any other Marketing Area in which GTIS has not commenced actively marketing and selling an Accepted Game which is a Foreign Rights Only Game. Such report shall be sent to the Midway Group within forty-five (45) days after the end of said six (6) month period, and shall indicate the status for each Special Marketing Area and any other Marketing Area (indicating the date of GTIS' First Release and whether a sublicensee has been appointed). Such summary report shall be made in good faith, using the best available information as of the date the report is submitted.

                   6.2 The Midway Group shall notify GTIS within 90 days following the Delivery Date if the Midway Group does not intend to release an Accepted Game which is a Foreign Rights Only Game for play on Designated Multipurpose Home Computer Platforms in Japan. If the Midway Group shall not have so notified GTIS, but the Midway Group or its licensee shall nonetheless fail to release and commence actively selling and distributing such a Foreign Rights Only Game version in Japan within six (6) months following its Delivery Date, then the Midway Group shall so notify GTIS within 45 days following the expiration of such six-month period. If the Midway Group shall have notified GTIS that it does not intend to release an Accepted Game which is a Foreign Rights Only Game for play on Designated Multipurpose Home Computer Platforms or that it has failed to release such a Foreign Rights Only Game version in Japan as provided above (in either case, a "Notice"), then GTIS shall have the right, upon written notice given within 30 days following its receipt of such Notice from the Midway Group to elect to sell and distribute, or to enter into sublicensing arrangements to sell and distribute, such Foreign Rights Only Game for play on Designated Multipurpose Home Computer Platforms in Japan. Any distribution by GTIS of such a Foreign Rights Only Game version in Japan shall be in accordance with all of the terms and conditions of the applicable Home Computer Software Distribution and License Agreement, except that GTIS shall be solely responsible for payment of all Third Party Fees and Royalties allocable to the sale of the Game version in Japan and the costs of localizing the Game version in a new Technically Acceptable Master Disc. (GTIS shall not be required to pay costs of encoding which are Midway's responsibility under Section 10 of the Home Computer Software Distribution and License Agreement). GTIS' or its sublicensee's right to elect to manufacture, sell and distribute a Foreign Rights Only Game for play on Designated Multipurpose Home Computer Platforms in Japan in accordance with this Section shall terminate (and the Licensed Territory shall cease to include Japan) if GTIS or its sublicensee shall not have commenced actively marketing such Foreign Rights Only Game version in Japan within six (6) months following its receipt of the Notice from the Midway Group referred to above.

              7. Reduction in Option and Advance Fee. In consideration for the termination of GTIS' first option to acquire licenses to manufacture, distribute and sell versions of the Foreign Rights Only Games in North America and Japan, the Midway Group is paying to GTIS the sum of [*] Dollars (the "Reduction Amount") by wire transfer of immediately available funds, which sum shall constitute a reduction of the Option and Advance Fee heretofore paid by GTIS to WMS Industries Inc. pursuant to Section 3 of the GTIS Master PC Agreement (as amended by the First Amendment). The amount which GTIS shall be entitled to recoup out of royalties as provided in the Home Computer Software Distribution and License Agreements entered into pursuant to the GTIS Master PC Agreement, as amended, shall be reduced by the Reduction Amount being paid concurrently herewith.

              8. Representations and Warranties. The representations set forth in Section 5 and 6 of the GTIS Master PC Agreement shall be deemed confirmed with respect to the GTIS Master PC Agreement as amended by this agreement and made again as of the date hereof by Midway and Midway Home Entertainment and GTIS, respectively.

              9. Confidential Information. The provisions of Section 7 of the GTIS Master PC Agreement (as heretofore amended) shall remain in full force and effect and shall continue to apply to such agreement as amended hereby.

              10. Notices. Notices to the Midway Group shall be sent in the manner set forth in Section 8 of the GTIS Master PC Agreement to:

                                      Midway Games Inc.
                                      3401 North California Avenue
                                      Chicago, Illinois 60618
                                      Attention: Mr. Neil D. Nicastro, President
                                      Telephone Number:  (773) 961-1222
                                      Facsimile Number:  (773) 961-1099

                                      With copies to:

                                      Midway Home Entertainment Inc.
                                      1800 South Business Highway 45
                                      Corsicana, Texas 75110
                                      Attention: Mr. Byron Cook
                                      Telephone Number: (903) 874-2683
                                      Facsimile Number: (903) 872-8000

                                      Midway Home Entertainment Inc.
                                      1800 South Business Highway 45
                                      Corsicana, Texas  75110
                                      Attention: Mr. Eugene Freeman
                                      Telephone Number: (903) 874-2683
                                      Facsimile Number (903) 872-8000

                                      With a copy to:

                                      Jeffrey N. Siegel, Esq.
                                      Shack & Siegel, P.C.
                                      530 Fifth Avenue
                                      New York, New York 10036
                                      Telephone Number:  (212) 782-0700
                                      Facsimile Number:  (212) 730-1964
--------
* Certain information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                                      Notices to GTIS shall also be sent with
                                      a copy to:

                                      GT Interactive Software Corp.
                                      417 Fifth Avenue
                                      New York, New York 10016
                                      Attention:  Stephanie Bhonslay, Esq.
                                      Telephone Number:  (212)  726-6981
                                      Facsimile Number:    (212)  726-4214

              11. Assumption of Obligations. GTIS, Midway, WMS Industries Inc., Williams Electronics Games, Inc. and Midway Home Entertainment Inc. hereby confirm the assumption by Midway and Midway Home Entertainment Inc. of all rights, obligations and liabilities of WMS Industries Inc. and Williams Electronics Games, Inc. under the GTIS Master PC Agreement, provided, however, that WMS Industries Inc. and Williams Electronics Games, Inc. shall continue to remain liable for their respective obligations under the GTIS Master PC Agreement or under any Home Computer Software Distribution and License Agreement entered into pursuant thereto.

              12. Other Provisions. Except as otherwise set forth herein, the GTIS Master PC Agreement shall remain in effect in accordance with its terms.

              13. Counterparts. This Third Amendment may be executed in counterparts each of which shall be deemed an original and when taken together shall be deemed one and the same document.

              IN WITNESS WHEREOF, the parties have executed this Third Amendment as the day and year first above written.

                                            MIDWAY GAMES INC.

                                            By:/s/ Orrin J. Edidin
                                               ---------------------------------
                                               Orrin J. Edidin
                                               Vice President & Secretary


                                            MIDWAY HOME ENTERTAINMENT INC.

                                            By:/s/ Orrin J. Edidin
                                               ---------------------------------
                                               Orrin J. Edidin
                                               Vice President & Secretary


                                            GT INTERACTIVE SOFTWARE CORP.

                                            By:/s/ Harry M. Rubin
                                                --------------------------------
                                               Harry M. Rubin
                                               President, International Division
                                                Business Affairs

Agreed as to Section 11:

WMS Industries Inc.

By:/s/ Orrin J. Edidin
   ---------------------------
    Orrin J. Edidin
    Vice President & Secretary


Williams Electronics Games, Inc.

By:/s/ Orrin J. Edidin
   ----------------------------
    Orrin J. Edidin
    Vice President & Secretary

                                   Schedule 1


                             Worldwide Rights Games



Title                                                                            Platform
-----                                                                            --------

Super
Karts                                                                            IBM PC/DOS(1)
Arcade Classics (Arcade's Greatest Hits Williams Vol. 1)                         IBM PC/DOS(2)
                                                                                 IBM PC/Windows 95(3)
Island Casino                                                                    IBM PC/DOS(2)
                                                                                 Macintosh(3)
Fun 'n' Games                                                                    IBM PC/DOS(3)
Mortal Kombat 3                                                                  IBM PC/Windows 95(2)
                                                                                 IBM PC/DOS(2)
Open Ice                                                                         IBM PC/Windows 95(3)
NBA Hangtime                                                                     IBM PC/Windows 95(1)
War Gods                                                                         IBM PC/Windows 95(1)
Robotron X                                                                       IBM PC/Windows 95(1)
Arcade's Greatest Hits Williams Vol. II                                          IBM PC/Windows 95(3)
Mortal Kombat Trilogy(4)                                                         IBM PC/Windows 95(3)

-------------------
(1) License agreement provided to GTIS; never signed.
(2) License agreement executed.
(3) License agreement not yet provided to GTIS.
(4) DOS version not developed.

                                   Schedule 2

                 New Games First Released Since March 22, 1995(1)

Title                                          Platform of First Release
-----                                          -------------------------

Mortal Kombat 3                                      Coin-op

Wrestlemania                                         Coin-op

Open Ice                                             Coin-op

Killer Instinct II                                   Coin-op

Ultimate Mortal Kombat 3                             Coin-op

NBA Hangtime (and "Maximum" upgrade)                 Coin-op

War Gods                                             Coin-op

Cruis'n World                                        Coin-op

Rampage World Tour                                   Coin-op

Mortal Kombat 4                                      Coin-op

Off Road Challenge                                   Coin-op

Blitz                                                Coin-op

The Getaway                                          Game Boy

Doom: Special PlayStation Edition                    PlayStation

Doom                                                 SNES

Doom 64                                              Nintendo 64

Micro Machines V3                                    PlayStation

Quake 64                                             Nintendo 64

NBA Fastbreak                                        PlayStation

Gex: Enter the Gecko                                 PlayStation

SuperKarts                                           IBM PC/DOS*

Robotron X                                           IBM PC/Windows 95*

--------
        (1) Excludes Previously Developed Games (on any platform - e.g., Arcades Greatest Hits - Williams Collection 1 for PlayStation is not included because it corresponds to Coin-op Classics Combination for PC CD-ROM). Touchmaster, a coin-operated counter-top device intended for use in bars was released by Midway after this date. It contains multiple ?simple? games, such as Solitaire, Solitaire variants and a trivia game.

         *Released by GTIS after being optioned under Section 2.5 of the relevant master agreement. Robotron X was First Released by Midway Home Entertainment on the PlayStation after March 22, 1995.

Arcades Greatest Hits - Williams Vol.  II            IBM PC/Windows 95(+)

Final Doom                                           PlayStation

Mortal Kombat Trilogy                                PlayStation

Mortal Kombat Mythologies: Sub-Zero                  PlayStation

Top Gear Rally                                       Nintendo 64

Pandemonium 2                                        PlayStation

--------
+ Offered to GTIS pursuant to letter dated February 6, 1997 under Section 2.4 of the GTIS Master Option and License Agreement, and optioned by GTIS in accordance therewith. All games First Released as coin-operated video games before March 22, 1995. Compilation was also released on other platforms by Midway Home Entertainment.

CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.
                                                                       EXHIBIT A


                             HOME COMPUTER SOFTWARE
                       DISTRIBUTION AND LICENSE AGREEMENT

         AGREEMENT  made this ___ day of  __________,  199__,  by and between GT
INTERACTIVE SOFTWARE CORP., a Delaware corporation with offices at 417 Fifth Avenue, New York, New York 10016 (herein called "Licensee") and [MIDWAY GAMES INC., a Delaware corporation with offices at 3401 North California Avenue, Chicago, Illinois 60618] [MIDWAY HOME ENTERTAINMENT INC., a Delaware corporation with offices at 1800 South Business Highway 45, Corsicana, Texas 75110] (herein called "Licensor").

                              W I T N E S S E T H:

         WHEREAS, Licensor owns or controls the rights in and to the Licensed Property (which Licensed Property is hereinafter defined on Schedule A attached hereto);

         WHEREAS, Licensee is engaged in the business of manufacturing, distributing and selling Computer Games (as hereinafter defined; such Computer Games embodying the Licensed Property shall be hereinafter referred to as the "Licensed Product");

         WHEREAS, Licensee desires to use the Licensed Property in connection with the manufacture, distribution and sale of the Licensed Product;

         WHEREAS, Licensor has obtained rights in and to the Licensed Property from the following third parties: [insert list](the "Third Parties");

         WHEREAS, pursuant to the GTIS Master Agreement (as defined below) this Agreement, which is in a form agreed upon by the parties for their transactions under the GTIS Master Agreement generally, is to be modified as required to comply with Licensor's contracts with the Third Parties relating to the Licensed Property (the "Third Party Contracts"); and

         WHEREAS, SCHEDULE A ATTACHED HERETO CONTAINS MATERIAL LIMITATIONS ON LICENSEE'S LICENSE TO THE LICENSED PROPERTY UNDER THIS AGREEMENT IMPOSED BY THE THIRD PARTY CONTRACTS, WHICH CONTRACTS CONTROL OVER THE BODY OF THIS AGREEMENT. THE BODY OF THIS AGREEMENT HAS BEEN LEFT SUBSTANTIALLY IN THE FORM FOUND ATTACHED TO THE GTIS MASTER AGREEMENT.

         NOW, THEREFORE, the parties hereto agree as follows:

              1.   DEFINITIONS.

                   1.1. The term "Computer Game" is herein defined as any Computer Software designed to operate on IBM PC or Apple Macintosh or other compatible multipurpose home computers, which utilize floppy disks or CD-ROMs or other stand alone devices which may hereafter replace or supplement floppy disks or CD-ROMS in all operating systems now known or hereafter developed or designed for use on the aforesaid multipurpose home computers. Computer Games shall not include, among other things, (a) Computer Software designed to operate on dedicated home game systems, such as those marketed by Nintendo(R), Sega(R), Atari(R) Sony(R), etc. or (b) On-Line Games.

                   1.2. The term "Computer Software" or "Software" shall mean any computer software containing substantially full and complete computer game code, including the source code, the assembly code, the object code and such data files and other files as are deemed necessary for the Licensed Product to achieve its functional purpose, whereby data and visual images, with or without sound, can be manipulated, communicated, reproduced or perceived with the aid of a computer.

                   1.3. The term "Delivery Date" shall have the meaning ascribed in Section 6.1 of the Third Amendment to the GTIS Master Agreement.

                   1.4. The term "Exporter" shall have the meaning provided in Section 3.3 hereof.

                   1.5. The term "GTIS Master Agreement" shall mean the GTIS Master Option and License Agreement dated December 28, 1994, as amended, between WMS Industries Inc., Williams Electronics Games, Inc., Midway Manufacturing Company and Williams Entertainment Inc. (as subsequently assigned to Midway Games Inc.("Midway") and Midway Home Entertainment Inc.)

                   1.6. The term "Japan Territory Agreement" shall mean the letter from WMS Industries Inc. to Licensee dated March 27, 1996 captioned "Japan Territory".

                   1.7. The term "Japan Territory Period" shall have the meaning ascribed in the Japan Territory Agreement.

                   1.8. The term "Licensed Product" shall have the meaning ascribed in the second Whereas clause of this Agreement, but shall not include books which communicate game playing tactics and/or strategies ("hint books") specifically prepared for Computer Games and such hint books shall not be deemed Licensed Products hereunder.

                   1.9. The term "Licensed Property" shall have the meaning ascribed in the first Whereas clause of this Agreement.

                   1.10. The term "Licensed Territory" shall have the meaning ascribed in Section 3.1 of this Agreement, subject to the provisions of Sections
3.4 and 3.6  hereof.

                   1.11. The term "Marketing Area" shall mean the areas set forth on Schedule C hereto.

                   1.12. The term "North America" shall mean (a) the United States of America, its territories and possessions, including United States military installations worldwide, (b) Canada and (c) Mexico.

                   1.13. The term "On-Line Games" shall have the meaning ascribed in Section 1.12 of the Third Amendment to the GTIS Master PC Agreement.

                   1.14. The term "Other GTIS Home Computer Software Distribution and License Agreements" shall have the meaning ascribed in Schedule B.

                   1.15. The term "Required Foreign Release Date" shall have the meaning ascribed in Section 3.4 hereof.

                   1.16. The term "Section 4 Game" shall have the meaning ascribed in Section 4 of the Third Amendment to the GTIS Master Agreement.

                   1.17. The term "Special Marketing Area" shall have the meaning ascribed in Section 3.4 hereof.

                   1.18. The words "term of this Agreement" or "period of this Agreement" or "term hereof" or "so long as this Agreement remains in force" or words of similar connotation shall include the initial period of this Agreement and the period of all renewals, extensions, substitutions or replacements of this Agreement.

                   1.19. The term "Third Party Fees and Royalties" shall mean all fees, royalties and other participations of any kind or nature payable by Licensor or its affiliates to any third party, including licensors and others having intellectual property rights, in connection with the exploitation of the Licensed Product. There shall be excluded from the term "Third Party Fees and Royalties" as used herein any fees or royalties payable by Licensor or its affiliates to "third party developers" or to employees of Licensor or its affiliates with respect to the development of Licensed Product. For purposes hereof, a "third party developer" shall refer to a person or an entity who develops the Licensed Product for or on behalf of Licensor or its affiliates based substantially upon an intellectual property which Licensor or its affiliates did not license or otherwise acquire from such third party, or which Licensor did not otherwise obtain from such third party as a work made for hire. The term "third party developer" does not include, among other things, any person or entity (a) who developed materials used in the Licensed Product, but did not develop the Licensed Product itself (e.g., any person or entity which developed materials for the coin-operated video game on which the Licensed Product is based, but who did not perform the development services involved in the conversion of such coin-operated video game into the Licensed Product) or
(b) from whom Licensor or its affiliates license any trademark or service mark used in the Licensed Property or any portion of the audiovisual work which is included in the Licensed Product (e.g., the person or entity develops the Licensed Product and licenses it to Licensor or its affiliates). If Licensor or its affiliates acquire from a third party in one transaction the rights to exploit a Game on multiple platforms, unless Licensee shall otherwise agree, Licensor shall fund advances, if any, paid to such third party, and any such advances shall be excluded from the term Third Party Fees and Royalties; provided, however, that if such advances are recoupable by Licensor or its affiliates from future royalties payable to such third party, then Third Party Fees and Royalties shall include such royalties which would otherwise be payable to such third party were it not for such right of recoupment.

                  Capitalized terms used, but not defined herein, shall have the meaning ascribed to such terms in the GTIS Master Agreement.

              2.     GRANT OF LICENSE.

                   2.1. Licensor hereby grants and Licensee hereby accepts, for the term of this Agreement and subject to the terms hereinafter set forth, the exclusive license to utilize the Licensed Property solely in connection with the manufacture, distribution and sale of the Licensed Products in the Licensed Territory. Licensee shall have the right to sublicense any of the rights granted to Licensee hereunder with Licensor's prior written consent, which consent shall not be unreasonably withheld or delayed. It is understood that the term Licensed Products does not include Computer Software designed for play on dedicated home video game systems, such as those manufactured by Nintendo, Sega, Sony or Atari, or any other medium of exploitation, including On-Line Games, handheld games, over the air, cable or fiber-optic transmission or any ancillary rights related thereto, all of which remain the sole property of Licensor. No license is granted hereunder for the manufacture, sale or distribution of Licensed Products to be used as premiums, in combination sales, as giveaways or to be disposed of under similar methods of merchandising, except only that Licensee shall have the right, subject to rights of third parties in the Licensed Property, to distribute Licensed Products as premiums, combination sales or giveaways solely (a) subject to Licensor's prior written consent, which shall not unreasonably be withheld or delayed, in connection with the sale and distribution of other Computer Games licensed to Licensee by Licensor or its affiliates under Other GTIS Home Computer Software Distribution and License Agreements, and (b) with respect to free or promotional goods in the quantities set forth on Schedule B. No license is granted hereunder for the exploitation of ancillary merchandising rights to the Licensed Product; Licensor shall be entitled to exploit such ancillary merchandising rights for its own account and Licensee shall have no right or interest therein. Licensee shall not be entitled to exploit or share in profits derived from any exploitation of games whether or not having the same or similar title or play characteristics or using similar Computer Software, in other game platforms, such as coin-operated games or dedicated home game systems, or in any ancillary rights relating thereto.

                   2.2. This license does not include any rights to subsequent versions of the Licensed Property (so-called "sequels" or "derivatives"), such rights being retained by Licensor, except as the same are otherwise required to be offered to Licensee under the GTIS Master Agreement.

                   2.3. Notwithstanding the foregoing, Licensor reserves the exclusive right to license the Licensed Property to third party personal computer hardware or computer peripheral device (or components thereof) manufacturers ("Bundlers") who are based or whose principal operations are located in North America (whether or not license arrangements are also made with such manufacturers' local or regional affiliates for this purpose) for the purpose of bundling the Licensed Products together with hardware products, peripheral devices (or components thereof) for distribution in any country throughout the world (including, without limitation, in the Licensed Territory). Licensor also reserves the exclusive right to license the Licensed Property to Bundlers who are based or whose principal operations are located outside North America for the purpose of bundling the Licensed Products together with hardware products, peripheral devices (or components thereof) for distribution within and without the Licensed Territory, provided that [*] of the revenue from such license is reasonably expected to be derived from distribution of the bundled Licensed Products outside of the Licensed Territory. Licensee shall have the sole right to enter into arrangements with Bundlers who are based and whose principal operations are located in the Licensed Territory for the distribution of bundled Licensed Products on a non-exclusive basis within the Licensed Territory, provided that (a) such arrangements shall, in each case, be subject to Licensor?s written consent, which consent shall not unreasonably be withheld and (b) Licensor shall have the right to withhold its consent to any such proposed bundling arrangements within the Licensed Territory which conflict with Licensor's existing or contemplated exclusive worldwide bundling arrangements. If any Bundler which is based or whose principal operations are located in the Licensed Territory proposes to Licensee an arrangement for the distribution of bundled Licensed Products outside of the Licensed Territory, such Bundler shall be referred by Licensee to Licensor and Licensor shall have the sole right to negotiate

--------

* Certain information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

separate arrangements with such Bundler for the distribution of bundled Licensed Products outside of the Licensed Territory. Licensor shall consult with and advise Licensee, to the extent practicable, reasonably in advance, if Licensor proposes to enter into bundling arrangements for distribution of Licensed Products within the Licensed Territory and shall, in this connection, advise Licensee of Licensor's proposed pricing strategy for the sale of such Licensed Products to Bundlers. Nothing herein shall however be deemed to limit or restrict Licensor in establishing such pricing and such other terms and conditions of sale of Licensed Products on an exclusive or non-exclusive basis to Bundlers as it deems appropriate in its absolute discretion.

              3.     TERRITORY.

                   3.1. Licensee shall be entitled to manufacture, distribute and sell the Licensed Products in all countries outside of North America, except [(a) in Japan and (b)]* in countries or locations which are excluded under the terms of any license agreement between Licensor and any third party having rights to the Licensed Property. [If the Licensed Products are Section 4 Games, the foregoing sentence shall read "Licensee shall be entitled to manufacture, distribute and sell the Licensed Products in all countries except countries or locations which are excluded under the terms of any license agreement between Licensor and any third party having rights to the Licensed Property.] The territory in which Licensee shall be entitled to manufacture, sell and distribute the Licensed Products as specified above is herein referred to as the "Licensed Territory".

                         *[3.2. With respect to the exploitation by Licensor of
the Licensed Property in Japan, Licensee shall be entitled to share in [*] of the net profits derived by Licensor from its sale of Licensed Products in Japan. For purposes hereof, "net profits" shall be calculated as follows:

         (a) If Licensor shall exploit the Licensed Property in Japan other than through its own direct operations (as defined below) (e.g., pursuant to a sublicense arrangement), "net profits" shall be calculated by subtracting from the actual monies received by Licensor from the sale of Licensed Products in Japan (i) an amount equal to [*] of such receipts (or [*] if Licensor supplies finished goods), representing Licensor's allocation of overhead expenses, and (ii) all Third Party Fees and Royalties payable by Licensor in connection therewith, and
         (iii) if Licensor supplies finished goods, all of Licensor's direct manufacturing and shipping costs. If Licensor is required to localize the Licensed Products for sale in Japan, Licensor shall also deduct costs of localization up to [*] of net sales from Licensee's share of net profits.

         (b) If Licensor shall exploit the Licensed Property in Japan through its own direct operations (i.e., distribution directly by Licensor or any affiliate of Licensor), "net profits" shall be calculated by subtracting from the actual monies received by Licensor from the sale of Licensed Products in Japan (i) an amount equal to [*] of such receipts,

--------
     * Include bracketed language if Japan is excluded from the Licensed Territory pursuant to Section 3 of the Third Amendment to the GTIS Master Option and License Agreement.

* Certain information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

         representing Licensor's allocation of overhead expenses, (ii) all Third Party Fees and Royalties payable by Licensor in connection therewith, (iii) all of Licensor's direct manufacturing and shipping costs. If Licensor is required to localize the Licensed Products for sale in Japan, Licensor shall also deduct actual costs of localization up to [*] of net sales from Licensee's share of net profits. Licensor shall also be entitled to deduct actual advertising costs up to [*] of net sales from Licensee's share of net profits. Additional advertising costs in excess of [*] of net sales up to [*] of net sales shall be shared equally by Licensor and Licensee (and Licensee's share of such additional advertising costs shall be deducted from Licensee's share of net profits).

In all cases described above, expenses incurred by an affiliate of Licensor in connection with the exploitation of the Licensed Product in Japan shall be deemed to have been incurred by Licensor. Licensor shall account and pay over to Licensee, not less frequently than quarterly, Licensee's remaining share of net profits from the sale by Licensor of Licensed Products in Japan. Licensor shall also inform Licensee of the economic terms of all sublicensing arrangements under (a) above relating to the exploitation of Licensed Property in Japan.]

                   3.3. Licensor shall have the exclusive right to license to third parties or otherwise exploit any of its rights with respect to the Licensed Property outside of the Licensed Territory (for the sake of clarity, Licensee acknowledges that any portion of the Licensed Territory in which Licensee's right to distribute Licensed Products has been terminated in accordance with Section 3.4 below shall then be deemed outside of the Licensed Territory), and Licensee shall not manufacture, distribute or sell any Licensed Products or otherwise exploit the Licensed Property directly or indirectly in any area other than the Licensed Territory. Without limiting the generality of the foregoing, Licensee shall not at any time sublicense, distribute or sell any Licensed Products to any distributor or customer who Licensee knows or could reasonably expect, based on objective evidence, intends to resell or export the Licensed Products outside of the Licensed Territory. Except as provided in
Section 2.3 above, Licensor shall not at any time license, distribute or sell any Licensed Products to any licensee, distributor or customer who Licensor knows or could reasonably expect, based on objective evidence, intends to resell or export the Licensed Products within the Licensed Territory (for the sake of clarity, Licensee acknowledges that Licensor may at any time license, distribute or sell Licensed Products to any licensee, distributor or customer for distribution in any portion of the Licensed Territory in which Licensee's right to distribute Licensed Products has been terminated in accordance with Section
3.4 below). A licensee, sublicensee, distributor or customer who wrongfully resells or exports Licensed Products from the Licensed Territory to territories outside the Licensed Territory, or from territories outside the Licensed Territory to the Licensed Territory, or from a country outside of the Licensed Territory to Japan, is referred to as an "Exporter." Licensor and Licensee shall have the right, in addition to any other rights which they may have hereunder, to require the other to terminate or cause the termination of any license, distribution agreement or arrangement with any such Exporter who is wrongfully distributing Licensed Products in violation of the rights of the other party. Licensor shall also have the right to delay for a period up to three (3) months the introduction of any new Licensed Products into any country (other

--------
* Certain information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

than the United Kingdom) in which such Exporter may be located or is operating.

                   3.4. Within 90 days following its receipt from Licensor of notice of the Delivery Date and a Technically Acceptable Master Disc with respect to the Licensed Product, Licensee shall notify Licensor whether it intends to release the Licensed Product in any or all of the following countries: Germany, France, the United Kingdom and Australia ("Special Marketing Areas"). Unless Licensee shall have advised Licensor that it does not intend to release the Licensed Product in any of the Special Marketing Areas, Licensee shall commence actively marketing and selling the Licensed Product in reasonable commercial quantities in such Special Marketing Areas and in all other Marketing Areas within six (6) months following the Delivery Date. If Licensee shall have notified Licensor that it does not intend to release the Licensed Product in any one or more of the Special Marketing Areas or other Marketing Areas, or if Licensee or its sublicensees shall have failed to commence actively marketing and selling the Licensed Product in any one or more of the Special Marketing Areas or other Marketing Areas on or before a date which is not later than six
(6) months following the Delivery Date with respect to such Licensed Product (the "Required Foreign Release Date"), then Licensor shall have the right, in addition to any other rights which the Licensor may have hereunder or under the GT Master PC Agreement, upon thirty (30) days written notice to Licensee, to terminate Licensee's and its sublicensee's right to manufacture, sell and distribute the Licensed Product in such Special Marketing Area or other Marketing Area. Notwithstanding the foregoing, if Licensee shall not have obtained from the Midway Group all key materials (i.e., the Technically Acceptable Master Disc, previously requested artwork for U.S. advertising, promotional materials and packaging) and all necessary third party approvals with respect to such Licensed Product (despite Licensee's reasonable efforts to obtain or assist Licensor to obtain the same on Licensee's behalf) at least ninety (90) days prior to the Required Foreign Release Date, then such Required Foreign Release Date shall be extended until ninety (90) days following the date on which Licensee has obtained all such necessary key materials and third party approvals with respect to such Licensed Product. If Licensor shall terminate Licensee's right to distribute the Licensed Product in a Special Marketing Area or other Marketing Area, as provided above, then such Special Marketing Area or other Marketing Area shall be deemed excluded from the Licensed Territory and Licensor and its affiliates shall (a) have the right to manufacture, sell and distribute or enter into a license agreement with a third party to manufacture, sell and distribute the Licensed Product in such Special Marketing Area or other Marketing Area and (b) have no obligation to pay over or to account to Licensee with respect to any portion of the proceeds of sale of the Licensed Product by Licensor or its affiliates or licensees in such Special Marketing Area or other Marketing Area.

                   3.5. For purposes of documenting compliance with Section 3.4 above, Licensee shall submit a report, as of the date six (6) months following the Delivery Date, listing the Special Marketing Areas or other Marketing Areas in which Licensee has not commenced actively marketing and selling an Accepted Game. Such report shall be sent to Licensor within forty-five (45) days after the expiration of said six (6) month period, and shall indicate the status for each Special Marketing Area or other Marketing Area listed (indicating the date that marketing and selling is expected to begin and whether a sublicensee has been appointed or will be replaced). Such summary report shall be made in good faith, using the best available information as of the date the report is submitted.

                   3.6. Licensor shall notify Licensee within ninety (90) days following the Delivery Date if Licensor does not intend to release the

Licensed Product in Japan. If Licensor shall not have so notified Licensee, but Licensor or its licensees shall nonetheless fail to release and commence actively selling and distributing the Licensed Product in Japan within six (6) months following its Delivery Date, then Licensor shall so notify Licensee within 45 days after the end of such six-month period. If Licensor shall have notified Licensee that it does not intend to release the Licensed Product in Japan or that it has failed to release the Licensed Product in Japan within six months following its Delivery Date, as provided above (in either case, a "Notice"), then Licensee shall have the right, upon written notice given within thirty (30) days following its receipt of such Notice from Licensor, to elect to sell and distribute, or to enter into sublicensing arrangements to sell and distribute, the Licensed Product in Japan. Any distribution by Licensee of the Licensed Product in Japan shall be in accordance with all of the terms and conditions of this Agreement, except that Licensee shall be solely responsible for payment of all Third Party Fees and Royalties allocable to the sale of the Licensed Product in Japan and the costs of localizing the Licensed Product in a new Technically Acceptable Master Disc. (Licensee shall not be required to pay costs of encoding which are Licensor's responsibility as provided under Section 10 below.) Licensee's and its sublicensee's right to elect to manufacture, sell and distribute the Licensed Product in Japan in accordance with this Section shall terminate (and the Licensed Territory shall cease to include Japan) if Licensee or its sublicensee shall not have commenced to actively sell and distribute the Licensed Product in Japan within six (6) months following its receipt of the Notice from Licensor referred to above.

              4.     TERM.

                     The license granted hereunder shall be effective on the date hereof and terminate on the earliest to occur of (a) termination of Licensor's rights obtained from third parties, (b) five (5) years from the effective date hereof [for Section 4 Games: five (5) years from the date of Licensor's approval of the Technically Acceptable Master Disc] or (c) two years from the effective date hereof if the license granted hereunder shall apply to a Section 4 Game and Licensee has not delivered to Licensor a completed and functioning Technically Acceptable Master Disc which shall have been approved by Licensor within such two-year period.

              5.   CONSIDERATION.

                     Licensee shall pay Licensor, with respect to the sale throughout the Licensed Territory of the Licensed Products, a royalty as specified in Schedule B annexed hereto on each unit of Licensed Product sold.

              6.   ACCOUNTINGS.

                   6.1. Licensee agrees to forward to Licensor, within forty-five (45) days after the end of each calendar quarter ("Royalty Period"), commencing with the first calendar quarter during which any unit of the Licensed Product is sold, a report, in reasonable detail and reported separately, by Marketing Area, of the number of units and average wholesale price (by sales bracket, as provided in Schedule B hereof) of the Licensed Products sold within such Royalty Period and the royalty amount due for the sale of such units calculated in accordance with Sections 5 and 6.3 hereof and any recoupment claimed in accordance with Schedule B annexed hereto, and Section 3 of the GTIS Master Agreement. Such report shall also include a cumulative reconciliation of the number of units of Licensed Products produced by Licensee to the number of units on hand. For clarification purposes, such cumulative reconciliation of units shall be reported separately by Marketing Area to support sales information and facilitate auditing. Licensee agrees that accompanying each such report shall be payment, in U. S. funds, of the amounts due to Licensor, if any, in respect of such Royalty Period in excess of any permitted recoupment. Royalties calculated in foreign currencies shall be converted to U. S. currency at the spot rate of exchange published in the Wall Street Journal as of the last day of the Royalty Period. Such reports shall be required to be submitted with respect to sales and distributions of the Licensed Product whether or not any amounts are due under the terms hereof.

                   6.2. Licensee agrees to keep accurate books of account and records with respect to the Licensed Products, covering all sales, purchases and inventories of Licensed Products and all royalty fees due under this Agreement at Licensee's offices (or the offices of Licensee's affiliates) and to permit (or procure the right for) Licensor at its own expense to have accounting professionals (which may include Licensor's employees who have accounting degrees) inspect such books of account and records of Licensee or its sublicensees during reasonable business hours (but not during the first three weeks of a calendar quarter), upon prior reasonable written notice, for the sole purpose of verifying the reports to be provided hereunder. Such inspections, together with inspections of Licensee's books of account and records pertaining to other Computer Games licensed to Licensee by Licensor or its affiliates under Other GTIS Home Computer Software Distribution and License Agreements, shall occur no more frequently than twice during any twelve (12) month period for each of the Licensee's offices. Licensor's inspectors shall not be physically present in a specific office of Licensee for more than 10 consecutive business days in connection with any such inspection, provided that Licensee shall have supplied all requested information and documentation and responded to questions on a reasonably prompt basis. Licensee shall promptly furnish to Licensor copies of any report which Licensee may produce as the result of any audit by Licensee of the books of account and records of any sublicensee of Licensee. Licensor shall keep any information obtained from any such inspections in confidence and shall require that its accounting professionals do so as well. Licensee's books relating to any particular royalty statement may be examined as aforesaid only within two (2) years after the date rendered and Licensee shall have no obligation to permit Licensor to so examine such books relating to any particular royalty statement more than once for any one statement, unless in connection with a civil action filed by Licensor against Licensee in connection with such statement. In the event that any audit by Licensor's accounting professionals reveals that Licensee has underpaid Licensor by an aggregate of [*]or more with respect to the specific royalty statements which are the subject of such audit, Licensee agrees that it shall also reimburse Licensor for the reasonable documented costs for any such audit (including traveling costs) up to the amount of the shortfall.

                   6.3. Not less than [*] of a shipment to a customer shall be deemed a sale for royalty purposes on the date of shipment. Not less than [*] of the balance of the shipment, less actual returns, shall be deemed a sale for royalty purposes six (6) months following the date of shipment, and the balance of such shipment, less actual returns not already counted, shall be deemed a sale for royalty purposes twelve (12) months following the date of shipment.

                   6.4. Licensor shall permit Licensee, at Licensee's own expense, to have an independent certified public accountant inspect Licensor's


--------
* Certain information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

books and records with respect to the payment by Licensor of Third Party Fees and Royalties in connection with the Licensed Products, during reasonable hours, upon prior reasonable written notice and subject to such confidentiality requirements (including the execution of appropriate confidentiality agreements) as Licensor may require, for the sole purpose of verifying payment and calculation by Licensor of such Third Party Fees and Royalties. Licensor's books and records may be examined by Licensee's representatives not more frequently than twice in any twelve-month period and Licensee shall otherwise have substantially the same rights as provided to Licensor under Section 6.2 above.

                   6.5. In circumstances where Licensor is obligated under this Agreement to account to Licensee in respect of any entitlement to Licensor's share of net profits or net proceeds from the exploitation of the Licensed Product, Licensor shall account substantially in the same manner and in the same time frame as provided in this Paragraph 6 above. Licensee shall also have substantially the same rights as provided to Licensor in Section 6.2, provided, however, that (a) any audit of Licensor's books of account and records shall be restricted to the areas which are directly applicable to the report(s) being verified and (b) Licensee shall not have the right to audit the books and records of any Bundler or licensee of Licensor, provided that any audit by Licensor of the books and records of its licensee in Japan shall be made by Licensor's independent certified public accountants and Licensor shall make available to Licensee the results of such audit as it pertains to Licensee.

                   6.6. Licensee recognizes that the timely submission of all reports required to be submitted to Licensor pursuant to Section 6.1 hereof is critical for Licensor to maintain good relations with its third party licensors as well as for Licensor's own financial reporting requirements. Licensor recognizes that its failure to submit timely reports may also affect Licensee's financial reporting requirements. Therefore, in addition to any other rights and remedies of Licensor or Licensee, if either party shall be late by more than five (5) business days with respect to any report and/or royalty payment required to be submitted to the other party pursuant to Section 6.1 hereof (a "Late Report"), then the delinquent party shall pay to the other party a late charge ("Late Charge") at a rate equal to the prime rate designated by Citibank N.A. on any royalties covered by such Late Report that are actually payable to the other party or recoupable as provided in Schedule B. Such Late Charge shall be computed from the 46th day following the last day of the calendar quarter for which such Late Report is due until the date actually paid. The party entitled to such report and/or royalty payment may elect to waive payment of any such Late Charge if the delinquent party shall have provided a reasonable estimate of royalties due within fifteen (15) days following the end of the calendar quarter covered by such Late Report.

                   6.7. At the time that the Licensor shall provide to Licensee notice of availability of a Game pursuant to Section 2.4 or 2.5 of the GTIS Master Agreement, Licensor shall provide to Licensee sufficient data to enable Licensee to calculate Third Party Fees and Royalties payable with respect to each Licensed Product (without regard to any advances which may have been made by Licensor). If Licensee is unable to calculate specific Third Party Fees and Royalties from the data provided, Licensee may request assistance from Licensor with respect thereto, and Licensor shall use its best efforts to respond within seven (7) days from the date of such request, but Licensee shall provide all sales and other data in its possession which are necessary for such calculations.

              7.     QUALITY OF LICENSED PRODUCT.

                     7.1. The Licensed Products as manufactured, advertised, sold, distributed or otherwise disposed of by Licensee under this Agreement shall be of a high quality and shall be sold and distributed in packaging prescribed by Licensor bearing Licensor's trademarks and trade names. Such packaging may indicate that the Licensed Products are distributed by Licensee. Licensor shall have the right to determine in its reasonable discretion whether the Licensed Product meets Licensor's high standards of merchantability. Licensee agrees to furnish Licensor free of cost for Licensor's written approval as to quality and style (which approval shall not be unreasonably withheld), samples of the Licensed Product, together with its proposed advertising, packaging and wrapping materials, before its manufacture, sale or distribution (whichever first occurs) and the Licensed Product shall not be sold or distributed by Licensee without such written approval. Without limiting the generality of the foregoing, Licensee shall be required to obtain the prior written approval of Licensor with respect to all proposed advertising, packaging and wrapping materials, even if materials for such purposes were furnished, in whole or in part, by Licensor.

                     7.2. If Licensor shall disapprove of any item submitted by Licensee for approval hereunder, Licensor shall furnish at the time notice of disapproval is given to Licensee an explanation of the reason(s) for such disapproval and recommendations for suggested changes and Licensee shall resubmit such item after changes have been made for Licensor's approval.

                     7.3. In the event that the quality of any Licensed Product approved by Licensor shall become less than that approved by Licensor and Licensee shall fail to raise the quality to the approved level within thirty
(30) days after receiving written notice from Licensor, the license granted under this Agreement for such Licensed Product shall automatically terminate and shall remain terminated until Licensor shall subsequently renew its approval of the Licensed product.

                     7.4. If disapproval is not received by Licensee within five (5) business days after Licensor's receipt of the item submitted for approval, Licensor's approval shall be deemed to have been given. Subsequent to final approval, Licensor may request the Licensee once each quarter to send, without charge, a reasonable number of production samples (but in any event not less than [*] copies of each language version) without payment of any Third Party Fees and Royalties or other royalty hereunder to Licensor to ensure quality control. Should Licensor require additional samples for any reason other than resale or any other commercial exploitation by Licensor, Licensee shall be required to sell such samples to Licensor at its cost (but without payment of any Third Party Fees and Royalties or other royalty hereunder), but not more than [*] units of each Licensed Product.

              8.     TRADEMARK AND COPYRIGHT, ETC.

                     8.1. "Notice" as used in this Section shall mean the following statutory copyright notice and notice of registration or application for registration of the licensed trademark:

                          [Insert Game specific notice]


--------
* Certain information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

or such other copyright notices and notices of registration as may be required by any third party licensors. Licensee shall use the "?" or "?" with the trademarks of Licensor and its licensors and affiliates, as Licensor may specify.

                     8.2. Licensee shall furnish to Licensor samples of all packaging in which the Licensed Products are sold by Licensee. Licensee shall print, stamp or mold the Notice on all Licensed Products and on the back of each package or container used in connection therewith, and Licensee shall print the Notice on each label, advertisement and promotional release concerning any Licensed Products, all in accordance with instructions from Licensor, providing, however, that such notice shall be imprinted on the back of the package or container used in connection therewith, displayed on the title screen of the Licensed Product, and in the instruction booklet, if any, packaged with the Licensed Product. Licensee agrees to execute and deliver to Licensor in such form as Licensor may reasonably request all instruments necessary to effectuate trademark protection or to record Licensee as a registered user of any trademarks or to cancel such registration and if Licensee fails to execute such instruments, Licensee hereby appoints Licensor Licensee's attorney-in-fact to do so on Licensee's behalf. Licensee shall also furnish Licensor samples of all advertising or promotional materials bearing the Notice for Licensor's approval.

                     8.3. Subject to the terms of this Agreement, Licensee acknowledges and agrees that: All copyrights, trademarks and service marks and rights to same referred to in this Section 8 in the name of and/or owned by Licensor shall be and remain the sole and complete property of Licensor; that all such copyrights, trademarks and service marks and rights to same in the name of or owned by any copyright proprietor other than Licensor or Licensee shall be and remain the sole and complete property of such copyright proprietor; that all trademarks and service marks which, and/or the right to use which, arise out of the license hereby granted to use the Licensed Property shall be and remain the sole and complete property of Licensor; that Licensee shall not at any time acquire or claim any right, title or interest of any nature whatsoever in any such trademark or service mark by virtue of this Agreement or of Licensee's uses thereof in connection with the Licensed Products; and that any right, title or interest in or relating to any such trademark or service mark, which comes into existence as a result of, or during the term of, the exercise by Licensee of any right granted to it hereunder shall immediately vest in Licensor.

                     8.4. Licensee agrees to assist Licensor at Licensor's expense to the extent necessary in the procurement of any protection or to protect any of Licensor's right to the Licensed Property. Licensee shall notify Licensor in writing of any infringements or imitations by others of the Licensed Property on articles similar to those covered in this Agreement which may come to the Licensee's attention. Licensor shall have the right to commence action to enforce its proprietary rights and prosecute any such infringements, and Licensee agrees to fully cooperate, at Licensor's expense, in any such action. However, Licensee shall not incur any such expense reimbursable by Licensor without Licensor's express written approval and all recoveries resulting from any such action shall belong solely to Licensor. In the event Licensor declines to pursue any such action, Licensee may, with Licensor's written permission, and subject to the consent of any third party having rights in the Licensed Property, institute such an action, and Licensor, at Licensee's expense, shall cooperate in such action instituted by Licensee and all recoveries resulting from any such action shall belong solely to Licensee. Licensor shall not unreasonably withhold or delay its permission to enable Licensee to pursue an action (if Licensor shall decline to pursue such action) against persons or entities reasonably believed by Licensee to be counterfeiting or pirating Licensee's Licensed Products in the Licensed Territory. Licensor shall not unreasonably withhold or delay its permission to grant to any sublicensee who requires it, at the time of entering into a sublicense, reasonable rights (without Licensor's prior consent in each instance) to pursue persons reasonably believed to be engaged in counterfeiting or piracy of the Licensee Product in the Licensed Territory.

                     8.5. During the term of this Agreement and thereafter,
Licensee:

                           (a) will not challenge the ownership or rights of
Licensor in and to the Licensed Property or any copyright or trademark pertaining thereto developed by or for Licensor, nor attack the validity of the license granted hereunder or participate in any challenge thereto;

                           (b) will manufacture, sell and distribute the
Licensed Products in compliance with all applicable laws and governmental regulations in accordance with the terms of this Agreement;

                           (c) will not except as set forth in this Agreement,
either directly or indirectly, use or display or authorize others to use or display, the trademarks, copyrights or proprietary rights of Licensor in connection with any advertising, assembly, manufacture, distribution, use, sale or lease of any goods, other than in connection with the manufacture and sale of the Licensed Products; and

                           (d) subject to Licensee's best business judgment
Licensee will exercise reasonable efforts to: (i) manufacture sufficient quantities of the Licensed Product to meet the market demand for same; (ii) conduct advertising activities to promote the sale of Licensed Product; and
(iii) make any and all arrangements necessary to accomplish such undertakings.

              9.     MATERIALS.

                     9.1. Notwithstanding anything contained herein to the contrary, but subject to Section 4 of the Third Amendment to the GTIS Master Option and License Agreement regarding Pre-Existing Third Party Materials, all artwork, designs and computer software or any reproduction thereof, which are designed, developed and/or created by Licensee hereunder (or any of its sublicensees, affiliates, subsidiaries or third party contractors), shall be, and remain Licensor's sole and exclusive property, inclusive of all copyrights and right to copyright therein and thereto for the life of the copyright therein; provided that during the term of this Agreement, Licensee shall have the exclusive (except as otherwise provided in this agreement) right, license and privilege (without any compensation to Licensor except as provided in Section 5) to use all such above described materials in connection with its manufacture, sale and distribution of the Licensed Products in the Licensed Territory.

                     9.2. Licensor shall make available to Licensee, at Licensor's actual out of pocket cost, any artwork relating to the Licensed Property which Licensor owns and which is reasonably available to Licensor for Licensee's use in connection with the exploitation of the Licensed Property.

              10.    TRANSLATIONS.

                     [Note:  This section shall be omitted for Section 4 Games]

                     In the event that Licensee shall reasonably require the text associated with any Licensed Product to be translated into a language other than English, Licensor shall, upon Licensee's written request, provide to Licensee the text files and the text that appears in bit map files and printed copies of the script used for audio components of the Licensed Product (the "Text Materials") and Licensee shall furnish, at its own expense, to Licensor a translation text thereof. Licensor shall then cause a new Technically Acceptable Master Disc (as that term is defined in the GTIS Master Agreement) containing such translation to be encoded, at Licensor's own expense, and delivered to Licensee. Notwithstanding the foregoing, Licensor shall not be required to encode Licensee's translation text in a new Technically Acceptable Master Disc if Licensee shall not have furnished its translation text to Licensor within ten
(10) business days following its receipt from Licensor of complete Text Materials. Text Materials delivered by Licensor to Licensee shall be deemed complete unless Licensee shall have notified Licensor in writing that such Text Materials as delivered are incomplete, specifying in detail the reasons therefor, within five (5) business days following Licensee?s receipt thereof. In such case Licensor shall furnish any additional required Text Materials as promptly as possible and Licensee shall have ten (10) additional business days from its receipt of such additional Text Materials in which to furnish its translation text to Licensor.

              11.    REPRESENTATIONS AND WARRANTIES.

                     11.1. Licensor hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by Licensor; Licensor has the full power and authority to enter into this Agreement and perform its obligations hereunder; this Agreement constitutes the valid and binding obligation of Licensor, enforceable in accordance with its terms; the making of this Agreement does not violate any agreement, right or obligation existing between Licensor and any other person, firm or corporation; and the Licensed Property, if used pursuant to the license granted herein, will not infringe upon or violate any rights of any third party.

                     11.2. Licensee hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by Licensee; Licensee has the full power and authority to enter into and perform its obligations hereunder; this Agreement constitutes the valid and binding obligation of Licensee, enforceable in accordance with its terms; the making of this Agreement does not violate any agreement, right or obligation existing between Licensee and any other person, firm or corporation; and its manufacture, advertisement, distribution and sale of the Licensed Products will be in accordance with the terms of this Agreement so as not to infringe upon or violate any rights of any third party.

              12.    INDEMNIFICATION.

                     12.1. Each party agrees to indemnify and hold the other (including officers, directors, agents and employees of such party or its subsidiaries, affiliates and sublicensees) harmless against any loss, damage, expense or cost (including reasonable attorneys' fees) arising out of any claim, demand or suit or judgment resulting from any breach of any warranty or representation set forth in Section 11 above. Each party shall promptly inform the other of any such claim, demand, suit or judgment.

                     12.2. In connection with any such claim, demand or suit referred to above, the party so indemnifying (the "Indemnitor") agrees to defend, contest or otherwise protect the indemnified party (the "Indemnitee") against any such suit, action, investigation, claim or proceeding at the Indemnitor's own cost and expense. The Indemnitee shall have the right, but not the obligation to participate, at its own expense, in the defense thereof by counsel of its own choice. In the event that the Indemnitor fails timely to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding, the Indemnitee shall have the right to defend, contest or otherwise protect against the same, and, upon ten (10) days' written notice to the Indemnitor, make any compromise or settlement thereof and recover the entire cost thereof from the Indemnitor, including without limitation, reasonable attorneys' fees, disbursements and all reasonable amounts applied as a result of such suit, action, investigation, claim or proceeding or compromise or settlement thereof. The obligations hereunder shall survive the termination or expiration of this Agreement.

                     12.3. Neither Licensor nor Licensee shall be liable for any incidental, consequential or punitive damages to the other.

              13.    EVENTS OF DEFAULT AND TERMINATION.

                     Either party shall be deemed to be in default of this Agreement in the event either of the following occurs:

                                (a) Such party fails to make any payment or
furnish any statement in accordance herewith, provided that the defaulting party shall have been given a first written notice of such default and a period of at least 15 days in which to cure such default and, if such default shall not have been cured within such period, the defaulting party shall have been given a second written notice of such default and a further period of at least 10 days in which to cure such default; or

                                (b) Such party fails after thirty (30) days'
written notice to the other party to comply with any other of the defaulting party?s obligations hereunder.

              14.    EXPIRATION OR TERMINATION OF AGREEMENT.

                     Upon expiration or termination of this Agreement, all rights granted to Licensee herein shall forthwith revert to Licensor with the following consequences:

                                (a) All unpaid royalties shall be due and
payable in accordance with Section 6.1 hereof.

                                (b) Licensor shall thereafter be free to license
others to use the Licensed Property in connection with the manufacture, advertisement, distribution and sale of items identical or similar to the Licensed Products in the Licensed Territory.

                                (c) In the event of termination or expiration of
this Agreement, other than a termination by Licensor as a result of a material breach of this Agreement by Licensee, Licensee may continue to sell for a period of one hundred eighty (180) days after the effective date of termination all approved copies of the units of the Licensed Product produced prior thereto.

              15.    CONFIDENTIAL INFORMATION.

                     Each of the parties shall keep in confidence and shall not disclose to any third party, without the written permission of the other party, the terms of this Agreement and the proprietary information of the other party made known to it under this Agreement. This requirement of confidentiality shall not apply to information that is (a) in the public domain through no wrongful act of the disclosing party; (b) rightfully received by the disclosing party from a third party who is not bound by a restriction of nondisclosure; (c) already in the disclosing party's possession without restriction as to disclosure; or (d) is required to be disclosed by applicable rules and regulations of government agencies or judicial bodies. This obligation of confidentiality: (i) shall survive termination of this Agreement and (ii) shall extend to any subcontractor of either party and each party agrees to obtain from each such subcontractor a written agreement to abide by the foregoing confidentiality requirements. Each of the parties shall be entitled to seek injunctive or equitable relief to prevent the breach or threatened breach by the other of the provisions of this Section and to secure its enforcement.

              16.    NOTICES.

                     Any notice, consent, approval, request, waiver or statement to be given, made or provided for under this Agreement shall be in writing and deemed to have been duly given (i) by its delivery personally or by express mail; or (ii) five days after its being mailed, air express, registered or certified, return receipt requested in a U.S. Post Office addressed as follows:

          TO LICENSEE:           GT Interactive Software Corp.
                                 417 Fifth Avenue
                                 New York, New York  10016
                                 Attention:  Mr. Ron Chaimowitz
                                 Telephone Number:  (212) 726-6508
                                 Facsimile Number:  (212) 679-6850

          WITH A COPY TO:        GT Interactive Software Corp.
                                 417 Fifth Avenue
                                 New York, New York 10016
                                 Attention:  Mr. Harry Rubin
                                 Telephone Number:  (212) 726-6523
                                 Facsimile Number:  (212) 679-6850

          WITH A COPY TO:        GT Interactive Software Corp.
                                 417 Fifth Avenue
                                 New York, New York 10016
                                 Attention:  Alan Behr, Esq.
                                 Telephone Number:  (212) 726-6981
                                 Facsimile Number:  (212) 726-4214

          WITH A COPY TO:        GT Interactive Software Corp.
                                 417 Fifth Avenue
                                 New York, New York 10016
                                 Attention:  Stephanie Bhonslay, Esq.
                                 Telephone Number:  (212) 726-6981
                                 Facsimile Number:    (212) 726-4214

          TO LICENSOR:           Midway Games Inc.
                                 3401 North California Avenue
                                 Chicago, Illinois  60618
                                 Attention:  Mr. Neil D. Nicastro, President
                                 Telephone Number:  (773) 961-1222
                                 Facsimile Number:  (773) 961-1099

          WITH A COPY TO:                Midway Home Entertainment Inc.
                                         1800 South Business 45
                                         Corsicana, Texas  75110
                                         Attention:  Mr. Byron Cook
                                         Telephone Number:  (903) 874-2683
                                         Facsimile Number:  (903) 872-8000

          WITH A COPY TO:                Midway Home Entertainment Inc.
                                         1800 South Business 45
                                         Corsicana, Texas  75110
                                         Attention:  Mr. Eugene Freeman
                                         Telephone Number:  (903) 874-2683
                                         Facsimile Number:  (903) 872-8000

          WITH A COPY TO:                Jeffrey N. Siegel, Esq.
                                         Shack & Siegel, P.C.
                                         530 Fifth Avenue
                                         New York, New York  10036
                                         Telephone Number:  (212) 782-0700
                                         Facsimile Number:  (212) 730-1964


         or such other address as either party may designate by notice given as aforesaid.

              17.    MISCELLANEOUS.

                     17.1. This Agreement is personal to Licensee as one party and Licensor as the other party. Neither this Agreement nor any party's rights under it may be assigned, in whole or in part, nor may Licensee's or Licensor's rights or obligations hereunder be delegated, in whole or in part, to any person or party without the prior written consent of the other party, except that any party may assign its rights and delegate obligations to any of its direct or indirect wholly-owned subsidiaries or affiliates or to any person, firm or corporation owning or acquiring all or substantially all of the stock or assets of that party, as long as that party remains fully liable for its obligations hereunder. Any sale of all or substantially all of the assets of Licensor shall include a requirement for the assumption by the purchaser of all covenants, obligations and duties undertaken by Licensor pursuant to the terms of this Agreement, including its obligations with respect to Licensed Products and the intellectual property from which they are derived. This Agreement shall bind the parties, their successors and permitted assignees and delegees. Licensor, as one party, and Licensee as the other party, are each liable for their respective obligations under the terms of this Agreement.

                     17.2. The entire understanding between the parties hereto relating to the subject matter hereof is contained herein. This Agreement cannot be changed, modified, amended or terminated except by an instrument in writing executed by the parties hereto.

                     17.3. No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any act other than those specifically referred to therein and no waiver shall be deemed or construed to be a waiver of such terms or conditions for the future or any subsequent breach thereof.

                     17.4. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between Licensor and Licensee, and neither Licensor nor Licensee shall have any right to obligate or bind the other in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

                     17.5. This Agreement shall be governed by the laws of the State of Illinois applicable to contracts made and to be wholly performed in the State of Illinois.

                     17.6. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable under the applicable laws or regulations of any jurisdiction, either such provision will be deemed amended to conform to such laws or regulations without materially altering the intention of the parties or it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

                     17.7. This Agreement may be executed in counterparts each of which shall be deemed an original and when taken together shall be deemed one and the same document.

                     17.8. Notwithstanding anything to the contrary in this Agreement, the parties agree that this Agreement is deemed amended wherever and however necessary to conform to the requirements and limitations of the [insert list of third party contracts]. Material limitations thereof, as well as information necessary to calculate Third Party Fees and Royalties are set forth in Schedule A.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                [MIDWAY GAMES INC.


                                By:                                 ]
                                   ---------------------------------


                                [MIDWAY HOME ENTERTAINMENT INC.



                                By:                                 ]
                                   ---------------------------------


                                GT INTERACTIVE SOFTWARE CORP.



                                By:
                                   ----------------------------------

                                   SCHEDULE A
                    [Insert description of Licensed Property]

                                   SCHEDULE B

                                    ROYALTIES

         Licensee shall pay royalties in an amount equal to the following percentages of the Net Wholesale Sales Price of a Unit sold and not returned:


          Net Wholesale Sales Price                    Royalty %
          -------------------------                    ---------

          $[*]or greater                                  [*]
           [*]                                            [*]
           [*]                                            [*]
           [*]                                            [*]
           [*]                                            [*]
           [*]                                            [*]
           [*]                                            [*]

At Net Wholesale Sales Prices, as hereafter defined, between [*] and [*] the above percentages shall be prorated based upon the next highest and next lowest royalty percentage. For example, at a Net Wholesale Sales Price of [*], the royalty percentage shall be [*]. Notwithstanding the above, if the Licensed Products cost [*] or more to develop or acquire ("Premium Products"), the minimum per unit royalty for such Premium Products shall be calculated as follows: the minimum per unit royalty during the six-month period commencing on the date on which the Premium Product was First Released shall be an amount equal to [*] of the product of (1) the Net Wholesale Sales Price of such Premium Product as of the date of release multiplied by (2) the royalty percentage which corresponds to such Net Wholesale Sales Price on the table set forth above (prorated as appropriate). Thereafter, there shall be no further minimum per unit royalty.

"Net Wholesale Sales Price" shall be that price invoiced by Licensee to its customers, less any price discounts, rebates or credits granted at the time of sale and taxes invoiced to customers (including VAT). Sales made other than at arm's length to a bona fide unaffiliated third party purchaser shall be deemed to have been made at the Net Wholesale Sales Price which would have been charged by Licensee to a bona fide unaffiliated third party purchaser in an arm's length transaction. No deduction shall be made for bad debts or other uncollected amounts, advertising allowances, including cooperative advertising, or any other costs incurred in manufacturing, selling or distributing the Licensed Products. In the event that Licensee's experience with respect to bad debts and uncollectible amounts during any calendar year in respect of sales of Licensed Products under this Agreement and all Other Home Computer Software Distribution and License Agreements entered into between Licensor and its affiliates and Licensee under the GTIS Master Agreement, shall exceed [*] of Licensee's aggregate net sales of Licensed Products under this Agreement and all such Other Home Computer Software Distribution and License Agreements during such calendar year ("Excess Bad Debts"), then Licensee shall be entitled to receive a credit against royalties payable under this Agreement or any Other GTIS Home Computer

--------
* Certain information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

Software Distribution and License Agreement determined as follows: the average of the weighted Net Wholesale Sales Prices of all Licensed Products sold under this Agreement and all Other GTIS Home Computer Software Distribution and License Agreements during such calendar year shall be determined, and the royalty percentage which corresponds thereto in the table above (prorated as appropriate) shall be multiplied by the amount of Excess Bad Debts for such calendar year to determine the amount of such credit.

Royalties for "direct response sales" shall be calculated by multiplying [*] of the royalty percentages set forth above (prorated as appropriate) times Licensee's net receipts from such sales and, for purposes of determining the applicable royalty percentages in the table set forth above, the amount of such net receipts shall be substituted for "Net Wholesale Sales Price." The minimum per unit royalty shall be [*] of the minimum per unit royalty applicable to sales other than "direct response sales" as set forth in the first paragraph of this Schedule B. Direct response sales shall refer to sales made directly to consumers other than from a fixed retail location and shall include catalogue sales, direct mail, print and television sales. Licensee's net receipts from direct response sales shall be based upon actual monies received, less amounts separately paid by purchasers as sales taxes and shipping and handling charges.

Where the Licensed Property (whether acquired from a third party or developed by Licensor or any entity which at any time was or is an affiliate of Licensor) has not been embodied in a coin-operated video or pinball game, whether distributed by Licensor or any entity which at any time was or is an affiliate of Licensor, or will not be embodied in a coin-operated video or pinball game distributed within 60 days from the release of the Licensed Product, institutional advertising costs (i.e., radio, television and print advertising to the general public) will be shared equally ("Shared Institutional Advertising") by Licensee and Licensor, provided that (a) the portion of the Shared Institutional Advertising costs to be borne by Licensor shall not exceed [*] of the Net Wholesale Sales Price of the Licensed Product, and shall only be payable in that portion of the Licensed Territory in which Licensee itself (and not its sublicensees) actually pays for institutional advertising costs and (b) all such Shared Institutional Advertising costs and budgets therefor shall have been previously approved in writing by Licensor. Licensee at its own cost and expense shall be solely responsible for all in store and cooperative advertising costs associated with the sale of Licensed Products in the Licensed Territory.

ADJUSTMENTS TO ROYALTIES

Anything above to the contrary notwithstanding:

         1. If Licensor is obligated to pay any Third Party Fees and Royalties with respect to the sale of Licensed Products, the per unit royalties to be paid by Licensee to Licensor with respect to such Licensed Products shall be equal to [*] of all such Third Party Fees and Royalties, plus the greater of (a) the royalty otherwise payable to Licensor as provided above and (b) the other [*] of such Third Party Fees and Royalties. In no event shall the per unit royalty on the sale of Licensed Products be less than [*] of such Third Party Fees and Royalties.

         2.   In cases where Licensor has acquired substantially all of the

--------
* Certain information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

     Licensed Property from a third party, the per unit royalty on the sale of Licensed Products shall not be less than (a) [*] of Third Party Fees and Royalties plus (b) [*] of the Net Wholesale Sales Price, provided that the total Third Party Fees and Royalties set forth in clause (a) above do not exceed Licensor's Third Party Fees and Royalties in the United States for the same Net Wholesale Sales Price.

         3. In cases where Licensed Products are sold by non-affiliated third party sublicensees under sublicenses granted by Licensee in accordance with the provisions of Section 2.1 above (including any sales under any bundling arrangement with a non-affiliated third party), royalties payable by Licensee to Licensor hereunder shall be equal to the sum of (a) all Third Party Fees and Royalties payable with respect to the sale of such Licensed Products, plus (b) [*] of the net proceeds received by Licensee from such non-affiliated third party sublicensees after deducting (i) a fee (the ?Management Fee?) equal to [*] of such net proceeds (or [*] in the event of a bundling arrangement in which Licensee is providing finished goods) to Licensee, (ii) an amount equal to all Third Party Fees and Royalties, and, (iii) in the case of non-affiliated third party sublicensees to whom Licensee supplies the Licensed Product, Licensee's direct manufacturing and shipping costs. Net proceeds received by Licensor from bundling which are allocable to the Licensed Territory shall be shared [*] by Licensor and [*] by Licensee after deducting (q) an amount equal to all Third Party Fees and Royalties, (r) Licensor's direct manufacturing and shipping costs, (s) a Management Fee of [*] of such net proceeds which shall be payable to Licensor, and (t) an additional fee equal to [*] of such net proceeds which shall be payable to the one of Licensee or Licensor as is arranging for the manufacture of the Licensed Products to be bundled. In no event shall the per unit royalty payable by Licensee to Licensor be less than [*] of such Third Party Fees and Royalties.

         4. Notwithstanding item 3 above, however, in cases where Licensed Products are sold in the following Marketing Areas: Africa, Middle East, India/Pakistan, China, Rest of Asia, Brazil, Rest of South America, Central America and the Caribbean, royalties payable by Licensee to Licensor hereunder shall be equal to the sum of (A) all Third Party Fees and Royalties payable with respect to the sale of such Licensed Products, plus (B) [*] of the net proceeds received by Licensee after deducting (x) a Management Fee equal to [*] of such net proceeds to Licensee, (y) an amount equal to all Third Party Fees and Royalties, and (z) in cases where Licensee supplies the Licensed Product, Licensee's direct manufacturing and shipping costs. In no event shall the per unit royalty payable by Licensee to Licensor be less than [*] of such Third Party Fees and Royalties.

         Solely with reference to the Marketing Areas set forth in this item 4, a "sublicensee" is defined as an entity which Licensee authorizes (whether by express grant of license or otherwise) to exercise any of the rights in respect of the intellectual property and/or proprietary rights in the Licensed Property which are licensed to Licensee under this Agreement (e.g., the right under copyright to reproduce the Licensed Property, the right under trademark law to apply the trademarks included in the Licensed Property to goods) and which the law would not otherwise permit an ordinary purchaser of the Licensed Products for resale to consumers to exercise (e.g.,creating an advertisement to customers which does not use the Licensed Property or Licensed Product other than a statement that the goods are available for

--------
* Certain information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

sale, their price and an (unaltered) image of the goods). The fact that an entity is authorized by Licensee to assemble Licensed Products into their packaging and wrapping materials (including any box, manuals, inserts, etc.) for sale to consumers shall not cause the entity to be considered a "sublicensee" if all copies of the Licensed Product to be so assembled are sold by Licensee to such entity in the form which will be sold to consumers and such entity does not modify the same, and all of the packaging and wrapping materials (including any box, manuals, inserts, etc.) into or with which such copies are assembled fall under one or more of the following categories: (i) materials which are purchased from Licensee, (ii) materials which are manufactured by such entity solely and without modification from a master which may have been localized or translated, and which has been approved by Licensor and all third parties having approval rights in the Licensed Property, or (iii) materials which do not embody in any way the Licensed Product, Licensed Property or any other property of any party (e.g., a blank white cardboard retainer intended to hold a CD-ROM in place inside of a box). The fact that an entity is authorized by Licensee to reproduce advertising or promotional materials for the Licensed Product shall not cause the entity to be considered a ?sublicensee? if such reproduction is made without modification from a master which may have been localized and translated and which has been approved by Licensor and all third parties having approval rights in the Licensed Property. No implication shall be drawn from the foregoing definition of sublicensee with respect to other uses of the term "sublicensee" in other sections of this Agreement.

         5.   For Licensed Products developed by Licensee pursuant Section 4 or
Section 5.5 (which are deemed to be developed pursuant to Section 4) of the Third Amendment to the GTIS Master Agreement, the per unit royalty shall be (a) [*] of the Net Wholesale Sales Price, plus (b) [*] of any Third Party Fees and Royalties, plus [*] of any developer royalties, payable by Licensor in connection with the sale of such unit. Sublicensing revenues shall be treated in the same manner as stated in items 3 and 4 above, however, Licensor's share shall be (x)[*] of such revenues (instead of [*]) plus (y) [*] of any Third Party Fees and Royalties, plus [*] of any developer royalties, payable by Licensor in connection with the sale of such unit.

         6. Until Licensee shall have recouped fully the [*] Option and Advance Fee, as provided below, Licensor shall pay over to Licensee Licensor's share of (a) net profits from the exploitation of the Licensed Product in Japan, and (b) net proceeds (after deduction of the costs and fees described in clauses
(q) through (t) of the penultimate sentence of item 3 above) from bundling allocable to Japan and the Licensed Territory, and all amounts so paid over to Licensee shall be deemed to constitute additional Recoupable Amounts (as such term is hereinafter defined) under this Agreement.


RECOUPMENT.

Licensee shall be entitled to apply the aggregate amount by which (a) royalties applied or accrued under this Agreement (except as provided below with respect to royalties on sales of Licensed Products which are Section 4 Games) exceed (b) [*] of the amount of any Third Party Fees and Royalties payable by Licensor to parties having rights with respect to the sale of Licensed Products (the "Recoupable Amount") to recoup the Option and Advance Fee paid by Licensee to WMS Industries Inc. pursuant to Section 3 of the GTIS

--------
* Certain information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

Master Agreement (as reduced by the Reduction Amount in accordance with Section 6 of the Third Amendment to the GTIS Master Agreement), until such Recoupable Amount together with Recoupable Amounts applied or accrued by Licensee under any Other GTIS Home Computer Software Distribution and License Agreement entered into by Licensee pursuant to the GTIS Master Agreement ("Other Home Software Distribution and License Agreements") equal [*] Dollars. Notwithstanding the foregoing, however, the Recoupable Amount shall not include any royalties payable by Licensee to Licensor with respect to the sale of Licensed Products which are Section 4 Games in North America.

If the Atari Advance has not been fully recouped by Licensee on the date on which the total of recoupable amounts under this Agreement and other GTIS Home Computer Software Distribution and License Agreements entered into pursuant to the GTIS Master Agreement equals the [*] Dollars Option and Advance Fee paid by the Licensee under the GTIS Master Agreement, then royalties otherwise payable under this Agreement shall be recoupable against the Atari Advance in the manner set forth in this Schedule B until the Atari Advance shall be fully recouped. In determining whether the Atari Advance has been fully recouped, amounts owed by Licensee but not yet reported, paid or credited to the Licensor, as well as any unrecouped portion of the Atari Advance which has otherwise actually been paid to Licensee by Midway or the Midway Group, shall be deemed recouped by Licensee. If in respect of any royalty payment period royalties are available for recoupment of the Atari Advance under any one or more of the distribution and license agreements entered into under the Atari Agreements, the GTIS Master Agreement and the GTIS Master Option and License Agreement (Home Video Games) dated March 31, 1995, as amended (the "GTIS Master Home Video Agreement"), the Atari Advance shall be recouped from royalties in the following order: (1) royalties payable under distribution and license agreements entered into under the Atari Agreements; (2) royalties payable under distribution and license agreements entered into under the GTIS Master Agreement; and (3) royalties payable under distribution and license agreements entered into under the GTIS Master Home Video Agreement.

LIMITATIONS ON FREE AND PROMOTIONAL GOODS; CLOSE-OUTS.

Licensee shall be permitted to distribute free and promotional goods without the payment of any Third Party Fees and Royalties or other royalties thereon, subject to the provisions of Section 1 above and within the following territorial and quantity limits:

         United Kingdom,
         Germany, Scandinavia,
         Benelux, Italy, Spain,
         Australia, and Japan):     [*] units per country

         Other Countries:           [*] units per country


From and after March 27, 1998, the limit stated above for Japan shall apply to the distribution of free and promotional goods by Licensor in such country.

No royalties shall be payable by Licensee to Licensor in excess of any Third Party Fees and Royalties in connection with the sale by Licensee of "close-outs." For purposes hereof, "close-outs" shall mean any Licensed Products that are sold for a price no greater than the sum of direct manufacturing and shipping costs plus any Third Party Fees and Royalties.

--------
* Certain information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                                   SCHEDULE C
                                 MARKETING AREAS

         The following countries or related groups of countries shall each be deemed a single Marketing Area:

         United Kingdom* and Ireland
         France*
         Germany*, Switzerland and Austria
         Benelux
         Spain and Portugal
         Italy
         Scandinavia
         Former Eastern Bloc and the Baltic States (Latvia, Lithuania, Estonia) Russia and Rest of the CIS
         Rest of Europe (including Turkey)
         Africa
         Middle East
         India and Pakistan
         China (PRC excluding Hong Kong and Macao)
         Rest of Asia
         Australia* and New Zealand
         Brazil
         Rest of South and Central America and the Caribbean
         North America - Section 4 Games only, if applicable
         Japan -         Section 4 Games or Licensed  Products pursuant to
                         Section 3.6 of this Agreement only , if applicable




*  Denotes Special Marketing Area





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